As filed with the United States Securities and Exchange Commission on July 28, 2025

Registration No. 333-275127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact Name of Registrant As Specified in Its Charter)

Nevada	20-2675800
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1340 Reynolds Ave., Unit 120

Irvine, California 92614

Telephone: (949) 273-4990

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Kambiz Mahdi

Chief Executive Officer

Clean Energy Technologies, Inc.

1340 Reynolds Ave., Unit 120

Irvine, California 92614

Telephone: (949) 273-4990
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:

Lance Brunson, Esq.

Callie Tempest Jones, Esq.

Brunson Chandler & Jones, PLLC

Walker Center, 14th Floor

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus which covers (i) the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $70,000,000 of the registrant’s common stock, warrants, and/or units consisting of two or more of these securities, and (ii) the resale by the selling stockholder named in the prospectus of up to 90,000 shares of the registrant’s common stock; and

●	a sales agreement prospectus supplement covering the offering, issuance and sale of up to $25,000,000 of shares of the registrant’s common stock that may be issued and sold under the Sales Agreement, dated October 6, 2023 (the “Sales Agreement”), by and between the registrant and Roth Capital Partners, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus supplement is included in the $70,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $25,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2025

PROSPECTUS

Primary Offering of

$70,000,000

Common Stock
Warrants

Units

by

Clean Energy Technologies, Inc.

Secondary Offering of

90,000 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to (i) the offer and sale by Clean Energy Technologies, Inc. (the “Company,” “we,” “us” or “Clean Energy Technologies”) of up to $70,000,000 in the aggregate of the Company’s common stock, par value $0.001 per share (the “common stock”), warrants, or units, and (ii) the resale by the selling stockholder named in this prospectus (or permitted transferees) (the “Selling Stockholder”) of up to 90,000 shares of our common stock.

From time to time, we may offer up to $70,000,000 of any combination of the securities described in this prospectus in one or more offerings (the “CETY Offering”). We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

The Selling Stockholder may offer, sell or distribute all or a portion of its shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. The aggregate number of shares of common stock sold by the Selling Stockholder under this prospectus will not exceed 90,000 (the “Selling Stockholder Offering”). We provide more information about how the Selling Stockholder may sell its shares of common stock in the section entitled “Plan of Distribution.” We will pay certain offering fees and expenses and fees in connection with the registration of the securities covered by this prospectus and will not receive proceeds from the sale of common stock by the Selling Stockholder. The Selling Stockholder will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to its sale of shares.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities by us unless accompanied by a prospectus supplement.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “CETY.” On July 22, 2025, the last reported sales price of our common stock was $0.251 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering (including the CETY Offering) with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of June 12, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $10,657,565.11, based on 36,090,637 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.2953 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on June 12, 2025 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 10 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Clean Energy Technologies, Inc. is a company incorporated in the State of Nevada with operations in North America, Europe, and Asia, including in China. Our PRC Subsidiaries and Shuya, an entity in which we own a 49% equity interest, operate our natural gas trading operations in China to source and supply natural gas to industries and municipalities located in China. Throughout this prospectus, unless the context requires otherwise, (i) “the Company,” “we,” “us” and “our” refer to Clean Energy Technologies, Inc. on a consolidated basis with its wholly-owned subsidiaries, (ii) “the PRC Subsidiaries” refers specifically to those wholly-owned subsidiaries of ours located in the People’s Republic of China (including Hong Kong) and identified in the corporate structure diagram in the Prospectus Summary, and (iii) “Shuya” refers specifically to Sichuan Hongzuo Shuya Energy Limited.

We face various legal and operational risks and uncertainties due to our operations in China. Our PRC Subsidiaries and Shuya could be adversely affected by uncertainties with respect to the Chinese legal system. Rules and regulations in China can change quickly with little advance notice. The interpretation and enforcement of Chinese laws and regulations involve additional uncertainties. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. In addition, the Chinese government exercises significant oversight and discretion over the conduct of the business of our PRC Subsidiaries and Shuya and may intervene in or influence their operations as the government deems appropriate to further regulatory, political and societal goals, which could result in a material change in their operations in China and/or the value of the securities we are registering for sale, including causing the value of such securities to significantly decline or become worthless. Furthermore, the Chinese government has recently exerted more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies. Any such actions, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering”; and “Risk Factors — The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.”

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we, our PRC Subsidiaries or Shuya are directly subject to these regulatory actions or statements; however, because these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative rule making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on the daily business operations or ability to accept foreign investments of our PRC Subsidiaries and Shuya. On December 24, 2021, nine government agencies jointly issued the Opinions on Promoting the Healthy and Sustainable Development of Platform Economy, which provides that, among others, monopolistic agreements, abuse of dominant market position and illegal concentration of business operators in the field of platform economy will be strictly investigated and punished in accordance with the relevant laws. Neither our PRC Subsidiaries nor Shuya hold a dominant market position in their product markets and they have not entered into any monopolistic agreement. Neither have they received any inquiry from the relevant governmental authorities. The Cyberspace Administration of China (“CAC”), together with 12 other Chinese regulatory authorities, released the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, in December 2021, which took effect on February 15, 2022. Pursuant to the Revised Cybersecurity Measures, critical information infrastructure operators procuring network products and services and online platform operators carrying out data processing activities, which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed on foreign stock markets must apply for a cybersecurity review. On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC. We do not believe that our PRC Subsidiaries or Shuya are “online platform operators” within the meaning of the Revised Cybersecurity Measures, and neither our PRC Subsidiaries nor Shuya currently possess over one million Chinese users’ personal information and do not anticipate that they will be collecting over one million Chinese users’ personal information in the foreseeable future. In addition, neither our PRC Subsidiaries nor Shuya will be subject to Security Administration Draft if the Security Administration Draft is enacted as proposed, since they currently do not collect data that affects or may affect national security and we do not anticipate that our PRC Subsidiaries or Shuya will be collecting data that affects or may affect national security in the foreseeable future.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and the relevant five guidelines, which became effective on March 31, 2023. The Trial Measures comprehensively reformed the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and will regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies (the “Financial Condition”); and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, or its principal place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China (the “Business Condition”).

As of the date of this prospectus, as advised by Beijing DeHeng Law Offices (“DeHeng”), we believe none of Clean Energy Technologies, Inc., any of the PRC Subsidiaries or Shuya are required to obtain the approval from, or complete the filing with, the CSRC for this offering. DeHeng has advised us that the Business Condition under the Trial Measures is not met because (i) three out of the four principal business activities of the Company, namely the Waste Heat Recovery Solutions, Waste to Energy Solutions, and the Engineering, Consulting and Project Management Solutions, are conducted outside mainland China; (ii) the principal places of business of the above business activities are located outside mainland China; and (iii) none of the key management personnel in charge of the business operations and management of the Company is a PRC citizen or has his or her usual place of residence located in mainland China. Due to the fact that the Business Condition and the Financial Condition are both required to be met to constitute an indirect listing as prescribed by the Trial Measures, DeHeng has advised us that we do not need to fulfil the CSRC filing procedure. Thus, none of Clean Energy Technologies, Inc., any of our PRC Subsidiaries or Shuya have submitted an application for approval for this offering with the CSRC pursuant to the Trial Measures. However, as the Trial Measures was newly published, there are substantial uncertainties as to the implementation and interpretation, and the CSRC may take a view that is contrary to our understanding of the Trial Measures. If we are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. Any failure by us to comply with such filing requirements under the Trial Measures may result in rectification, warnings, and a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries or Shuya, which could adversely and materially affect our business operations and financial outlook and could cause the value of our common stock to significantly decline or, in extreme cases, become worthless.

As of the date of this prospectus, these new laws and guidelines have not impacted the ability of our PRC Subsidiaries and Shuya to conduct business and accept foreign investments; however, if (i) we inadvertently conclude that permissions or approvals are not required from applicable PRC authorities or (ii) applicable laws, regulations, or interpretations change, and we are required to obtain such permissions or approvals in the future, our ability to conduct our business in China may be materially impacted, the interest of the investors may be materially and adversely affected and our common stock may significantly decrease in value.

In addition, we face risks associated with the Holding Foreign Companies Accountable Act, or HFCAA. Trading in our securities on U.S. markets, including Nasdaq, may be prohibited under the HFCAA if the Public Company Accounting Oversight Board, or PCAOB, determines that it is unable to inspect or investigate completely our auditor for two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of positions taken by the authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement with the CSRC and the Ministry of Finance (the “MOF”) of the PRC governing inspections and investigations of audit firms based in China or Hong Kong. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. Our auditor, TAAD LLP, is headquartered in the United States, and, as a PCAOB-registered public accounting firm, it is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. TAAD LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination of having been unable to inspect or investigate completely. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and our securities may be delisted by an exchange. See “Risk Factors — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Cash may be transferred within our organization in the following manners: (i) Clean Energy Technologies, Inc. may transfer funds to the PRC Subsidiaries and Shuya by way of capital contributions or loans, through intermediate holding subsidiaries or otherwise, as investments or lendings, (ii) the PRC Subsidiaries may make dividends or other distributions to Clean Energy Technologies, Inc. through intermediate holding companies or otherwise, and (iii) Shuya may make dividends or other distributions to Clean Energy Technologies, Inc., which indirectly owns a 49% equity interest in Shuya, through intermediate holding companies or otherwise. Our abilities to use cash held in PRC or in a PRC entity to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations only permit a wholly foreign-owned enterprise, or WFOE, to pay dividends to its offshore parent company out of their retained earnings, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the majority of the revenues of our PRC Subsidiaries and Shuya are collected in RMB. Thus, foreign exchange shortages and foreign exchange control may also limit their ability to pay dividends or make other payments or otherwise meet our obligations denominated in foreign currencies. Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the scope of the current restrictions and limitations applicable to PRC entities were to expand to include Hong Kong or entities based in Hong Kong. Therefore, our ability to transfer cash between PRC entities and entities outside of PRC may be restricted. See “Risk Factors – Our PRC Subsidiary are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future” and “Risk Factors – PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries” for details. As of the date of this prospectus, (i) we have transferred $2,671,700 in total to our PRC Subsidiaries, and (ii) JHJ, our wholly-owned subsidiary in the PRC, has transferred $730,932 in total to Shuya, our former VIE in the PRC (in which we indirectly own a 49% equity interest), as a capital contribution for the formation of Shuya. No other cash flows or transfers of other assets have occurred between us, our PRC Subsidiaries, and Shuya. Approximately 49% of our revenues for the year ended December 31, 2024, and less than 5% of our revenues for the quarter ended June 30, 2025, were derived from natural gas trading operations in China, and less than 5% of our revenues currently are derived from natural gas trading operations in China. As of the date of this prospectus, neither any of our PRC Subsidiaries nor Shuya has declared any dividends or made any other distributions to the Company, and no such dividends or distributions are anticipated in the near future. See “VIE Consolidation Schedule” section starting from page 7 for reference.

As of the date of this prospectus, we have never declared or paid any cash dividends on our common stock. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [  ], 2025.

i

About This Prospectus

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $70,000,000. The Selling Stockholder may use the shelf registration to sell up to an aggregate of 90,000 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” This prospectus provides you with a general description of the securities we and the Selling Stockholder may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS
ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, the Selling Stockholder, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

1

Prospectus Summary

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context requires otherwise, references in this prospectus to “the Company,” “we,” “us” and “our” refer to Clean Energy Technologies, Inc. on a consolidated basis with its wholly-owned subsidiaries.

Company Overview

We develop renewable energy products and solutions and establish partnerships in renewable energy that make environmental and economic sense. Our mission is to be a leader in the “Zero Emission Revolution” by offering recyclable energy solutions, clean energy fuels and alternative electric power for small and mid-sized projects in North America, Europe, and Asia. We target sustainable energy solutions that are profitable for us, profitable for our customers and represent the future of global energy production.

Waste Heat Recovery Solutions – we recycle wasted heat produced in manufacturing, waste to energy and power generation facilities using our patented Clean CycleTM generator to create electricity which can be recycled or sold to the grid.

Waste to Energy Solutions – we convert waste products created in manufacturing, agriculture, wastewater treatment plants and other industries to electricity, renewable natural gas (“RNG”), hydrogen and bio char which are sold or used by our customers.

Engineering, Consulting and Project Management Solutions – we have expanded our legacy electronics and manufacturing business and plan to manufacture component parts for our Waste Heat Recovery and Waste to Energy business and to provide consulting services to municipal and industrial customers and Engineering, Procurement and Construction (EPC) companies so they can identify, design and incorporate clean energy solutions in their projects.

CETY HK – Clean Energy Technologies (H.K.) Limited (“CETY HK”) consists of two business ventures in mainland China. The first is our natural gas (“NG”) trading, operations and sourcing, as well as supplying NG to industries and municipalities, operated through our PRC Subsidiaries and Shuya. The NG is principally used for heavy truck refueling stations and urban or industrial users. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are prepaid for in advance at a discount to market. We sell the NG to our customers at prevailing daily spot prices for the duration of the contracts. The second business venture is our planned joint venture with a large state-owned gas enterprise in China called Shenzhen Gas (Hong Kong) International Co. Ltd. (“Shenzhen Gas”), acquiring natural gas pipeline operator facilities, primarily located in the southwestern part of China. Our planned joint venture with Shenzhen Gas plans to acquire, with financing from Shenzhen Gas, natural gas pipeline operator facilities with the goal of aggregating and selling the facilities to Shenzhen Gas in the future. According to our Framework Agreement with Shenzhen Gas, we will be required to contribute $8 million to the joint venture, which plans to raise future rounds of financing. The terms of the joint venture are subject to the execution of definitive agreements.

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Summary of Risk Factors

Investing in our securities involves a high degree of risk. We are a corporation headquartered in the United States with operations in North America, Europe, and Asia, including in China. Due to our Chinese operations, we face various legal and operational risks and uncertainties relating to being based in and having significant operations in China. Our PRC Subsidiaries and Shuya could be adversely affected by uncertainties with respect to the Chinese legal system. Rules and regulations in China can change quickly with little advance notice. The interpretation and enforcement of Chinese laws and regulations involve additional uncertainties. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. In addition, the Chinese government exercises significant oversight and discretion over the conduct of the business of our PRC Subsidiaries and Shuya and may intervene in or influence their operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations and/or the value of the securities we are registering for sale, including causing the value of such securities to significantly decline or become worthless. Furthermore, the Chinese government has recently exerted more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies. Any such actions, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering”; and “Risk Factors — The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.”

In addition, Shuya, our former VIE (in which we indirectly own a 49% equity interest), operates a part of our natural gas trading operations in China and, for fiscal year ended December 31, 2023, we consolidated Shuya as its primary beneficiary with a controlling financial interest through contractual arrangements. After the termination of such contractual arrangements on January 1, 2024, we no longer consolidate Shuya into our consolidated financial statements. However, in the event that we once again employ a similar VIE structure in the future, you should be aware that a controlling financial interest through contractual arrangements is not considered as equal to equity interest and this structure involves unique risks to investors. See “Risk Factors – We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership.”

We also face risks associated with the HFCAA. Trading in our securities on U.S. markets, including Nasdaq, may be prohibited under the HFCAA if the Public Company Accounting Oversight Board, or PCAOB, determines that it is unable to inspect or investigate completely our auditor for two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of positions taken by the authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement with the CSRC and the Ministry of Finance (the “MOF”) of the PRC governing inspections and investigations of audit firms based in China or Hong Kong. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. Our auditor, TAAD LLP, is headquartered in the United States and, as a PCAOB-registered public accounting firm, it is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. TAAD LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination of having been unable to inspect or investigate completely. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and our securities may be delisted by an exchange. See “Risk Factors — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

You should carefully consider all of the information in this prospectus before making an investment in our securities, especially the risks and uncertainties discussed under “Risk Factors.” Such risks and uncertainties include, among others, the following:

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.
●	The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering.
●	The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.

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●	Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.
●	China’s Anti-Monopoly Law, M&A rules and certain other PRC laws and regulations also establish complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions in China.
●	Our PRC Subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future.
●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries.
●	We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership.
●	We may not be able to satisfy the continued listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.
●	We are not currently in compliance with Nasdaq’s minimum bid price listing requirement, and if we are not able to regain compliance with Nasdaq’s listing requirements within the time periods permitted by Nasdaq, our common stock may be delisted, which would likely impair our ability to raise capital and could constitute an event of default under our outstanding promissory notes.

Corporate Information

We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We manufactured electronics and provided services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products. On September 11, 2015, Clean Energy HRS, or “CE HRS”, our wholly owned subsidiary acquired the assets of Heat Recovery Solutions from General Electric International. In November 2015, we changed our name to Clean Energy Technologies, Inc.

Our Corporate Structure

Sichuan Hongzuo Shuya Energy Limited (“Shuya”) is a limited liability company established under the PRC law in which we own a 49% equity interest. In July 2022, Jiangsu Huanya Jieneng New Energy Co., Ltd. (“JHJ”), one of our PRC Subsidiaries, together with three other shareholders, agreed to form Shuya and make total capital contribution of RMB 20 million ($2.81 million), with latest contribution due date in February 2066. At such time, JHJ owned a 20% equity interest in Shuya. In August 2022, JHJ purchased 100% ownership of Sichuan Shunengwei Energy Technology Limited (“SSET”) for $0, which owned a 29% equity interest in Shuya. SSET was a holding company and did not have any operations nor make any capital contribution into Shuya as of the ownership purchase date by JHJ. Following the purchase of SSET, JHJ ultimately owns a 49% equity interest in Shuya. On January 1, 2023 and effective on the same date, JHJ, SSET and Chengdu Xiangyueheng Enterprise Management Co., Ltd (“Xiangyueheng”), who owned a 10% equity interest in Shuya, entered into a three-party Concerted Action Agreement (the “CAA”), wherein the parties agreed to vote in unison at the shareholders’ meeting of Shuya to consolidate the controlling position of the three parties in Shuya. The three parties agreed that during the term of the CAA, before any of the three parties intends to propose motions to the shareholders’ meetings or the board of directors, or exercise their voting rights on any matter that shall be presented to and resolved through the shareholders’ meeting in accordance with the laws, regulations, Articles of Association of Shuya or any relevant shareholders’ agreements, the three parties will discuss, negotiate, and coordinate the motion topics for consistency; in the event of disagreement, the opinions of JHJ shall prevail. As a result of the CAA, JHJ held 59% of the voting rights in Shuya. The Company determined that Shuya was a VIE because (i) the equity investors at risk, as a group, lacked the characteristics of a controlling financial interest, and (ii) Shuya was structured with disproportionate voting rights, and substantially all the activities were conducted on behalf of an investor with disproportionately few voting rights. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance, and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The Company concluded JHJ was deemed the primary beneficiary of the VIE. Accordingly, the Company consolidated Shuya into its consolidated financial statements effective on January 1, 2023.

On January 1, 2024, and effective on the same date., JHJ, SSET and Xiangyueheng entered into the Agreement on the Termination of the Concerted Action Agreement (the “Termination Agreement”), pursuant to which the parties released each other from any and all obligations under the CAA. Due to the Termination Agreement, the Company now holds less than 50% of the voting rights in Shuya. The Company analyzed whether Shuya should be consolidated under ASC 810 and determined Shuya is no longer required to be consolidated on January 1, 2024 after the execution of the Termination Agreement. Accordingly, the Company will not consolidate Shuya into its consolidated financial statements on or after January 1, 2024.

Before the termination of the CAA, we consolidated Shuya as its primary beneficiary with a controlling financial interest through contractual arrangements, i.e., the CAA. In the event that we employ a similar VIE structure once again in the future, you should be aware that a controlling financial interest through contractual arrangements is not considered as equal to equity interest and this structure involves unique risks to investors. Contractual arrangements may not be as effective as direct ownership in providing us with power to direct the activities of the VIE and we may incur substantial costs to enforce the terms of the contractual arrangements against other parties to such arrangements. If the other parties breach the terms of the contractual arrangements, we may not be able to claim our right to control the assets of the VIE, and the securities may decline in value. See “Risk Factors – We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership” for details.

As used in this prospectus, “we,” “us,” or “our” refers to Clean Energy Technologies, Inc. and its wholly-owned subsidiaries and does not include Shuya and its subsidiaries.

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The Securities We May Offer

We may offer shares of our common stock, various series of warrants to purchase any of such securities and units consisting of two or more of these securities, up to a total aggregate offering price of $70,000,000 from time to time in one or more offerings by us under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. The Selling Stockholder may sell up to an aggregate of 90,000 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” This prospectus provides you with a general description of the securities we and the Selling Stockholder may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exchange or sinking fund terms, if any;
●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
●	ranking, if applicable;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding options to purchase additional securities, if any; and
●	the estimated net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, our common stock or any other securities convertible into shares of common stock, or any redemption rights.

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Warrants. We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may offer units consisting of two or more of the securities described above, in any combination, including common stock and/or warrants in one or more series. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

Dividend Policy and Cash Transfers within Our Organization

As of the date of this prospectus, we have never declared or paid any cash dividends on our common stock. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

Cash may be transferred within our organization in the following manners: (i) Clean Energy Technologies, Inc. may transfer funds to the PRC Subsidiaries and Shuya by way of capital contributions or loans, through intermediate holding subsidiaries or otherwise, (ii) the PRC Subsidiaries may make dividends or other distributions to Clean Energy Technologies, Inc. through intermediate holding companies or otherwise, and (iii) Shuya may make dividends or other distributions to Clean Energy Technologies, Inc., which indirectly owns a 49% equity interest in Shuya, through intermediate holding companies or otherwise. Our abilities to use cash held in PRC or in a PRC entity through transfers, distributions, or dividends to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations only permit a WFOE to pay dividends to its offshore parent company out of their retained earnings, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the majority of the revenues of our PRC Subsidiaries and Shuya are collected in RMB. Thus, foreign exchange shortages and foreign exchange control may also limit their ability to pay dividends or make other payments or otherwise meet our obligations denominated in foreign currencies. Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the scope of the current restrictions and limitations applicable to PRC entities were to expand to include Hong Kong or entities based in Hong Kong. Therefore, our ability to transfer cash between PRC entities and entities outside of PRC may be restricted. As of the date of this prospectus, no cash or other assets have been transferred across border between Clean Energy Technologies, Inc. as well as its domestic subsidiaries, and the PRC Subsidiaries, and there are no plans to initiate any such transfers of cash or other assets in the near future. See “Risk Factors – Our PRC Subsidiary are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future” and “Risk Factors – PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries” for details.

As of the date of this prospectus, (i) we have transferred $2,671,700 in total to our PRC Subsidiaries, and (ii) JHJ, our wholly-owned subsidiary in the PRC, has transferred $730,932 in total to Shuya, our former VIE in the PRC (in which we indirectly own a 49% equity interest), as a capital contribution for the formation of Shuya. No other cash flows or transfers of other assets have occurred between us, our PRC Subsidiaries, and Shuya. Approximately 49% of our revenues for the year ended December 31, 2024, and less than 5% of our revenues for the quarter ended June 30, 2025, were derived from natural gas trading operations in China, and less than 5% of our revenues currently are derived from natural gas trading operations in China. As of the date of this prospectus, neither any of our PRC Subsidiaries nor Shuya has declared any dividends or made any other distributions to the Company, and no such dividends or distributions are anticipated in the near future. See “VIE Consolidation Schedule” section starting from page 7 for reference.

Regulatory Permissions and Licenses for Our Operations in China and This Offering

Our operations in China are governed by PRC laws and regulations. Our PRC Subsidiaries and Shuya are required to obtain certain licenses, permits and approvals from relevant governmental authorities in China in order to operate the business and conduct this offering. As of the date of this prospectus, we believe our PRC Subsidiaries and Shuya have obtained all of the licenses, permits and registrations from the PRC government authorities necessary for our business operations in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, and the promulgation of new laws and regulations and amendment to the existing ones, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. We cannot assure you that our PRC Subsidiaries and Shuya will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we may also inadvertently conclude that such permissions or approvals are not required. Any lack of or failure to maintain requisite approvals, licenses or permits applicable to us or the affiliated entities may have a material adverse impact on our business, results of operations, financial condition and prospects and cause the value of any securities we offer to significantly decline or, in extreme cases, become worthless.

In addition, recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in PRC based issuers. See “Risk Factors – The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws” for details. We have been closely monitoring regulatory developments in PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we do not believe either Clean Energy Technologies, Inc., the PRC Subsidiaries or Shuya is covered by permission requirements from CSRC, CAC or any other PRC governmental agency with respect to this offering, and we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, CAC, or other PRC governmental authorities.

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VIE Consolidation Schedule

The following tables sets forth the summary consolidated balance sheets data as of December 31, 2023 (unaudited), and the summary condensed consolidated statements of operations and cash flows data for the year ended December 31, 2023 (unaudited), of (i) the parent company, Clean Energy Technologies, Inc.; (ii) the former VIE, Sichuan Hongzuo Shuya Energy Limited (“Shuya”); (iii) our Chinese subsidiaries, which include Clean Energy Technologies (H.K.) Limited, Meishan Clean Energy Technologies Co., Ltd., Hainan Clean Energy Technologies, Inc., Element Capital International Limited, Sichuan Huanya Jieneng New Energy Co., Ltd., and Jiangsu Huanya Jieneng New Energy Co., Ltd.; and (iv) our other subsidiaries, including Clean Energy HRS LLC, CETY Europe SRL, CETY Capital LLC, and Leading Wave Limited. Consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

On January 1, 2024, and effective on the same date, JHJ, SSET and Xiangyueheng entered into the Agreement on the Termination of the Concerted Action Agreement (the “Termination Agreement”), pursuant to which the parties released each other from any and all obligations under the CAA. Due to the Termination Agreement, the Company now holds less than 50% of the voting rights in Shuya. The Company analyzed whether Shuya should be consolidated under ASC 810 and determined Shuya is no longer required to be consolidated on January 1, 2024 after the execution of the Termination Agreement. Accordingly, the Company will not consolidate, and has not consolidated, Shuya into its consolidated financial statements on or after January 1, 2024, and the following tables as of and for periods after January 1, 2024, set forth the summary consolidated balance sheets data as of December 31, 2024 (unaudited), and the summary condensed consolidated statements of operations and cash flows data for the year ended December 31, 2024 (unaudited), without reflecting separate amounts for the former VIE, Shuya.

Consolidated Balance Sheets Schedules

	As of December 31, 2023 (unaudited)
	Parent	VIE and its Consolidated Subsidiary	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total

ASSETS
Current assets:
Cash	25,413	85,226	3,475	60,737	-	174,851
Accounts receivable	(20,322)	164,744	1,122,708	-	-	1,267,130
Accounts receivable - related party	491,774	-	-	-	-	491,774
Deferred offering costs	11,000	-	-	-	-	11,000
Advance to supplier - prepayment	30,000	232,507	6,885	1,096,795	-	1,366,187
Advance to supplier – related party	-	466,914	-	-	(3,293)	463,621
Investment to Heze Hongyuan Natural Gas Co.	-	-	-	762,273	-	762,273
Investment to Guangyuan Shuxin New Energy Co.	-	-	-	286,106	-	286,106
Investment in CETY Europe	63,130	-	(63,130)	-	-	-
Inventory	-	393,532	581,362	-	-	974,894
Loan receivables	-	-	-	313,466	(112,640)	200,826
Due from related party	-	752,066	-	-	-	752,066
Total current assets	600,995	2,094,989	1,651,300	2,519,377	(115,933)	6,750,728

Non-current assets:
Property and equipment, net	-	74,158	-	4,530	-	78,688
Goodwill	747,976	-	-	-	-	747,976
LWL Intangibles	1,468,709	-	-	-	-	1,468,709
Intangible assets, net - Shuya	-	12,914	-	-	-	12,914
Licenses, patents, long-term receivables	-	-	446,139	-	-	446,139
Long-term investment - Shuya	-	-	-	545,194	(545,194)	-
Long-term receivables	-	-	902,354	-	-	902,354
Right-of-use assets	245,975	207,995	-	-	-	453,970
Other assets	30,834	-	36,299	-	-	67,133
Total non-current assets	2,493,494	295,067	1,384,792	549,724	(545,194)	4,177,883
TOTAL ASSETS	3,094,489	2,390,056	3,036,092	3,069,101	(661,127)	10,928,611

LIABILITIES
Current liabilities:
Short-term borrowings	1,934,956	-	626,033	-	-	2,560,989
Accounts payable	206,730	41,503	299,805	-	-	548,038
Accounts payable -related party	(2,671,700)	419,300	-	2,671,700	(3,293)	416,007
Customer deposits	-	45,074	-	165,236	-	210,310
Warranty liability	-	-	100,000	-	-	100,000
Deferred revenue	-	-	33,000	-	-	33,000
Facility lease liability - current	117,606	229,201	-	-	-	346,807
Accrued expenses	91,528	148,312	268,420	190,152	(112,040)	586,372
Total current liabilities	(320,880)	883,390	1,327,258	3,027,088	(115,333)	4,801,523

Long-Term liabilities:
Facility lease liability, long term	128,480	81,506	-	-	-	209,986
Accrued dividend	47,904	-	-	-	-	47,904
Long-term debt, net	176,384	81,506	-	-	-	257,890
TOTAL LIABILITIES	(144,496)	964,896	1,327,258	3,027,088	(115,333)	5,059,413

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	39,152	-	-	-	-	39,152
Series E Preferred	2,199	-	-	-	-	2,199
Additional paid-in capital	28,181,621	549,746	-	70,000	(549,746)	28,251,621
Accumulated earnings (deficit)	(24,983,987)	117,477	1,708,834	168,647	4,866	(22,984,163)
Accumulated other comprehensive loss	-	721	-	(196,634)	(914)	(196,827)
Total stockholders’ equity attributable to Clean Energy Technologies, Inc.	3,238,985	667,944	1,708,834	42,013	(545,794)	5,111,982
Non-Controlling Interest	-	757,216	-	-	-	757,216
Total shareholders’ (deficit)/equity	3,238,985	1,425,160	1,708,834	42,013	(545,794)	5,869,198

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	As of December 31, 2024 (unaudited)
	Parent	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total

ASSETS
Current assets:
Cash	$12,268	$507	$49,326		$62,101
Accounts receivable	-	131,067			131,067
Accounts receivable - related party	1,536,209	410,922			1,947,131
Deferred offering costs	22,750				22,750
Advance to supplier			195,575		195,575
Inventory		497,003			497,003
Loan receivables			230,464		230,464
Due from related party	112,000				112,000
Total current assets	1,683,227	1,039,499	475,365	-	3,198,091

Non-current assets:
Property and equipment, net			2,913		2,913
Goodwill	747,976				747,976
LWL Intangibles	1,468,709				1,468,709
Investment to Heze Hongyuan Natural Gas Co.			741,700		741,700
Long-term investment-Shuya			485,889		485,889
Investment to Guangyuan Shuxin New Energy Co.			229,064		229,064
Investment in CETY Europe	63,130			(63,130)	-
Long-term financing receivables, net		1,423,054			1,423,054
Advance to Supplier - Prepayment			548,000		548,000
Licenses,		354,322			354,322
Patents		82,910			82,910
Right-of-use assets	118,299		48,428		166,727
Other assets	30,494	25,631			56,125
Total non-current assets	2,428,608	1,885,917	2,055,994	(63,130)	6,307,389

TOTAL ASSETS	$4,111,835	$2,925,416	$2,531,359	$(63,130)	$9,505,480

LIABILITIES
Current liabilities:
Accounts payable	$1,087,563	$422,219			$1,509,782
Accounts payable -related party	(2,671,733)		2,671,700		(33)
Accrued expenses	74,827	18,035	372,369		465,231
Customer deposits		12,484	17,577		30,061
Warranty liability		100,000			100,000
Deferred revenue		33,000			33,000
Facility lease liability - current	87,373		43,111		130,484
Line of Credit		662,804			662,804
Convertible Notes Payable (net of discount of $117,917 respectively)	3,094,577				3,094,577
Notes payable	403,943				403,943
Related Party notes payable	8,250				8,250

Total current liabilities	2,084,800	1,248,542	3,104,757	-	6,438,099

Long-Term liabilities:
Facility lease liability, long term	38,125				38,125
Accrued dividend	90,754				90,754

Total long-term liabilities	128,879	-	-	-	128,879

TOTAL LIABILITIES	2,213,679	1,248,542	3,104,757	-	6,566,978

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	45,332				45,332
Series E Preferred	756				756
Additional paid-in capital	30,523,041	63,130	70,000	(63,130)	30,593,041
Accumulated earnings (deficit)	(28,670,973)	1,613,744	(386,002)		(27,443,231)
Accumulated other comprehensive loss			(257,396)		(257,396)
Total shareholders’ (deficit)/equity	$1,898,156	$1,676,874	$(573,398)	$(63,130)	$2,938,502

8

Condensed Consolidated Statements of Operations Schedules

	For the year ended December 31, 2023 (unaudited)
	Parent	VIE and its Consolidated Subsidiary	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Sales	66,604	8,419,619	497,584	5,748,526	(29,356)	14,702,977
Sales - related party	410,486	-	-	-	-	410,486
Total sales	477,090	8,419,619	497,584	5,748,526	(29,356)	15,113,463
Cost of revenues	(138,056)	(7,790,200)	(340,404)	(5,783,905)	29,356	(14,023,209)
Gross profit	339,034	629,419	157,180	(35,379)	-	1,090,254
Operating expenses	2,765,047	358,843	287,664	334,108	-	3,745,662
Share of loss in VIE	-	-	-	-	-	-
Share of loss in subsidiaries	-	-	-	-	-	-
Total operating expenses	2,765,047	358,843	287,664	334,108	-	3,745,662
Income / (Loss) from operations	(2,426,013)	270,576	(130,484)	(369,487)	-	(2,655,408)
Total other income /(expenses), net	(2,835,702)	2,501	(78,940)	(21,122)	79,082	(2,854,181)
Income tax expense	-	(22,173)	-	-	-	(22,173)
Net loss	(5,261,715)	250,904	(209,424)	(390,609)	79,082	(5,531,762)

	For the year ended December 31, 2024 (Unaudited)
	Parent	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Sales	$13,579	$167,481	$1,192,421		$1,373,481
Sales - related party	1,051,178				1,051,178
Total sales	1,064,757	167,481	1,192,421	-	2,424,659
Cost of revenues	(235,535)	(143,953)	(1,198,616)		(1,578,104)
Gross profit	829,222	23,528	(6,195)	-	846,555
Operating expenses	3,260,327	146,827	552,248	-	3,959,402
Share of loss in subsidiaries	-	-	-	-	-
Total operating expenses	3,260,327	146,827	552,248	-	3,959,402
Income / (Loss) from operations	(2,431,105)	(123,299)	(558,443)	-	(3,112,847)
Total other income /(expenses), net	(1,144,662)	(28,636)	(130,174)	-	(1,303,472)
Income tax expense	-	-	-	-	-
Net loss	$(3,575,767)	$(151,935)	$(688,617)	$-	$(4,416,319)

Condensed Consolidated Statement of Cash Flows Schedule

	For the year ended December 31, 2023 (unaudited)
	Parent	VIE and its Consolidated Subsidiary	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Net cash used in operating activities	(4,257,077)	94,469	2,911	(472,002)	(151,378)	(4,783,077)
Net cash used in investing activities	(801,000)	(76,210)	-	(291,539)	850,147	(318,602)
Net cash provided by financing activities	5,011,763	67,209	-	749,488	(731,977)	5,096,483
Effect of exchange rate changes on cash	-	(242)	-	(2,190)	33,208	30,776
Net change in cash	(46,314)	85,226	2,911	(16,243)	-	25,580
Cash at beginning of the year	71,727	-	564	76,981	-	149,272
Cash at end of the year	25,413	85,226	3,475	60,737	-	174,851

	For the year ended December 31, 2024 (Unaudited)
	Parent	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Net cash used in operating activities	$(3,350,278)	$(39,738)	$(170,935)		$(3,560,951)
Net cash used in investing activities			161,240		161,240
Net cash provided by financing activities	3,337,132	36,771	-	-	3,373,903
Effect of exchange rate changes on cash	-	-	(1,717)		(1,717)
Net change in cash	(13,146)	(2,967)	(11,412)	-	(27,525)
Cash at beginning of the year	25,414	3,474	60,738	-	89,626
Cash at end of the year	$12,268	$507	$49,326	$-	$62,101

9

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K/A, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as filed with the SEC and which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Due to our operations in China, we face various legal and operational risks and uncertainties related to being based in and having significant operations in China, and therefore are subject to risks associated with doing business in China generally. Risks and uncertainties related to doing business in China could result in a material adverse change in our operations in China and/or the value of the securities we are registering for sale, and may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Such risks and uncertainties include the following:

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to various degrees of interpretation and discretion by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and are not always uniform and predictable. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have different degrees of discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering.

A portion of our business is conducted in the PRC, and are governed by PRC laws, rules and regulations. The PRC government exerts substantial influence over the manner in which we conduct our business, and may intervene in or influence our operations at any time. The PRC government has recently published new policies that substantially affected certain industries. We cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations, which could result in a material adverse change in our operation in China and/or the value of our securities. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

The Chinese government has exerted more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more details, see “— The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.”

A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

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On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the Holding Foreign Companies Accountable Act. In the announcement, the SEC clarified that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also stated that the SEC staff was actively assessing how best to implement the other requirements of the Holding Foreign Companies Accountable Act, including the identification process and the trading prohibition requirements.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments were effective on January 10, 2022. The SEC began to identify and list Commission-Identified Issuers on its website shortly after registrants began filing their annual reports for 2021.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong.

On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary.

Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. The inability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of PRC that are subject to the PCAOB inspections, which could cause investors and potential investors in our Common stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

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Our auditor, TAAD LLP, is headquartered in the United States, and, as PCAOB-registered public accounting firms, it is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. TAAD LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to the PCAOB’s determination of having been unable to inspect or investigate completely. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, our common stock may be delisted from or prohibited from trading on a national securities exchange.

The recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us. Furthermore, the Consolidated Appropriations Act reduces the period for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading, and this ultimately could result in our common stock being delisted by an exchange.

The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in PRC based issuers. The PRC has recently promulgated new rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that will significantly tighten oversight over PRC-based internet giants. The Measures for Cybersecurity Review (2021 version) was promulgated on December 28, 2021 and became effective on February 15, 2022. These measures specify that any “online platform operators” controlling the personal information of more than one million users which seek to list on a foreign stock exchange are subject to prior cybersecurity review.

On November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators shall apply for a cybersecurity review by the relevant Cyberspace Administration of the PRC under certain circumstances, such as (i) mergers, restructurings, and divisions of Internet platform operators that hold large amount of data relating to national security, economic development, or public interest which affects or may affect the national security, (ii) overseas listings of data processors that process personal data for more than one million individuals, (iii) Hong Kong listings of data processors that affect or may affect national security, and (iv) other data processing activities that affect or may affect the national security. The deadline for public comments on the Security Administration Draft was December 13, 2021.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

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Our business in China does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC. As of the date of this prospectus, we have not received any notice from any authorities identifying the operating entities as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CAC could significantly limit our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On February 17, 2023, the CSRC released Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies with five interpretive guidelines (the “Trial Measures”), which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer and list securities in overseas markets, either in direct or indirect overseas offering, shall fulfill the filing procedure with the CSRC and report relevant information to the CSRC. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Any overseas offering and listing made by an issuer that meets both the following conditions will be deemed an indirect offering and listing in an overseas market and, therefore, be subject to filing requirement: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies (the “Financial Condition”); and (ii) the main parts of the issuer’s business activities are conducted in the Mainland China, or its main places of business are located in the Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Mainland China (the “Business Condition”). The determination as to whether or not an overseas offering and listing by domestic companies is indirect shall be made on substance over form basis.

Approximately 49% of our revenues for the year ended December 31, 2024, and less than 5% of our revenues for the quarter ended June 30, 2025, were derived from natural gas trading operations in China, and less than 5% of our revenues currently are derived from natural gas trading operations in China. As of the date of this prospectus, as advised by Beijing DeHeng Law Offices (“DeHeng”), we believe none of Clean Energy Technologies, Inc., any of the PRC Subsidiaries or the Shuya are required to obtain the approval from, or complete the filing with, the CSRC for this offering. DeHeng has advised us that the Business Condition under the Trial Measures is not met because (i) three out of the four principal business activities of the Company, namely the Waste Heat Recovery Solutions, Waste to Energy Solutions, and the Engineering, Consulting and Project Management Solutions, are conducted outside mainland China; (ii) the principal places of business of the above business activities are located outside mainland China; and (iii) none of the key management personnel in charge of the business operations and management of the Company is a PRC citizen or has his or her usual place of residence located in mainland China. Due to the fact that the Business Condition and the Financial Condition are both required to be met to constitute an indirect listing as prescribed by the Trial Measures, DeHeng has advised us that we do not need to fulfil the CSRC filing procedure. Thus, none of Clean Energy Technologies, Inc., any of our PRC Subsidiaries or Shuya have submitted an application for approval for this offering with the CSRC pursuant to the Trial Measures. However, as the Trial Measures was newly published, there are substantial uncertainties as to the implementation and interpretation, and the CSRC may take a view that is contrary to our understanding of the Trial Measures. If either Clean Energy Technologies, Inc., Shuya or our PRC Subsidiaries are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any failure by us to comply with such filing requirements under the Trial Measures may result in rectification, warnings, and a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries or Shuya, which could adversely and materially affect our business operations and financial outlook and could cause the value of our common stock to significantly decline or, in extreme cases, become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which come into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, we are not subject to the approval to the competent authorities since we do not possess any documents or materials involving state secrets and work secrets of PRC government agencies.

We have been closely monitoring regulatory developments in the PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, CAC, or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

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China’s Anti-Monopoly Law, M&A rules and certain other PRC laws and regulations also establish complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions in China.

A number of regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the M&A rules require that the Ministry of Commerce, or the MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

The approval from the MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly authority under the State Council when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 and amended in September 2018, is triggered. In addition, the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Rule issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

Furthermore, on December 19, 2020, the National Development and Reform Commission, or the NDRC, and MOFCOM promulgated the Measures for Security Review of Foreign Investment, or the Foreign Investment Security Review Measures, which took effect on January 18, 2021. Under the Foreign Investment Security Review Measures, investment in certain key areas which results in acquiring the actual control of the assets is required to obtain approval from designated governmental authorities in advance. We may grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the new regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, the State Administration for Industry and Commerce and other governmental authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Our PRC Subsidiaries and Shuya are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future.

We may need dividends and other distributions on equity from our PRC Subsidiaries or Shuya to satisfy our liquidity requirements. Current PRC regulations permit our PRC Subsidiaries and Shuya to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, such companies are required to set aside at least 10% of their accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Our PRC Subsidiaries or Shuya may also, at the respective subsidiary’s discretion, allocate a portion of its after-tax profits based on its articles of association and PRC accounting standards to certain reserve funds. These reserves are not distributable as cash dividends. Furthermore, if our PRC Subsidiaries or Shuya incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Subsidiaries or Shuya to distribute dividends or to make payments to us may restrict our ability to satisfy our future liquidity requirements.

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In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. If we are deemed by the PRC tax authorities as a PRC tax resident enterprise for tax purposes, any dividends we pay to our non-PRC resident shareholders may be regarded as China-sourced income and as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be reduced to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends to be paid by our subsidiaries in mainland China to our Hong Kong subsidiary, Clean Energy Technologies (H.K.) Limited.

We can give no assurance that we will declare dividends of any amounts, at any rate or at all in the future. The declaration of future dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements, general financial conditions, legal and contractual restrictions and other factors that our board of directors may deem relevant.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries or Shuya.

We are a U.S. based company conducting a portion of our operations in China. We may make loans to our PRC subsidiaries or Shuya subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our subsidiaries in China and Hong Kong. Any loans to our wholly foreign-owned subsidiaries in mainland China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries and Shuya or with respect to future capital contributions by us to our PRC Subsidiaries and Shuya. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our Chinese operations may be negatively affected.

Fluctuations in exchange rates could have an effect on the results of operations of our PRC Subsidiaries and Shuya.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future which may impact the profitability of our operations in China.

We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership.

On January 1, 2023, we entered into the CAA with SSET and Xiangyueheng, two other shareholders of Shuya, wherein the three parties agreed to vote in unison at the shareholders’ meeting of Shuya to consolidate the controlling position of the three parties in Shuya. We relied on such contractual arrangement to gain effective control of Shuya and consolidated Shuya into our consolidated financial statements effective on or after January 1, 2023. After the termination of such contractual arrangements on January 1, 2024, we no longer consolidate Shuya into our consolidated financial statements. See “Prospectus Summary – Corporate Information” for details. However, in the event that we once again employ a similar VIE structure in the future, you should be aware that a controlling financial interest through contractual arrangements is not considered as equal to equity interest and this structure involves unique risks to investors. If we had more than 50% equity ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the contractual arrangement, we relied on the performance by the other external parties of their obligations under the contract to exercise control over the VIE. The other parties may not perform their obligations under the contract. All of such contractual arrangements are governed by and interpreted in accordance with PRC laws, and disputes arising from these contractual arrangements will be resolved through arbitration or litigation in the PRC. There remain significant uncertainties regarding the outcome of arbitration or litigation. These uncertainties could limit our ability to enforce the contractual arrangement. In the event we are unable to enforce the terms of contractual arrangement or we experience significant delays or other obstacles in the process of enforcing such agreement, we may not be able to exert control over the VIE and may lose control over the assets owned by the VIE. Our financial performance may be materially and adversely affected as a result and we may not be eligible to consolidate the financial results of the VIE into our consolidated financial results.

We may not be able to satisfy the continued listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

We must meet governance, financial and liquidity criteria to maintain the listing of our common stock on the Nasdaq Capital Market. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. Delisting of our common stock from Nasdaq may materially impair our shareholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your shares.

We are not currently in compliance with Nasdaq’s minimum bid price listing requirement; if we are not able to regain compliance with Nasdaq’s listing requirements within the time periods permitted by Nasdaq, our common stock may be delisted, which would likely impair our ability to raise capital and could constitute an event of default under our outstanding promissory notes.

On November 5, 2024, the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Nasdaq listing rules require listed securities to maintain a minimum bid price of $1.00 per share, and, based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company no longer met this requirement. The Nasdaq rules provided the Company a compliance period of 180 calendar days from the date of the notice (or until May 5, 2025) in which to regain compliance with the Minimum Bid Price Requirement. On May 7, 2025, Nasdaq granted the Company an additional 180-day extension (or until November 3, 2025) to regain compliance with the Minimum Bid Price Requirement.

On January 8, 2025, the Company received a written notice from Nasdaq indicating that the Company was not in compliance with Nasdaq’s annual shareholder meeting requirement as set forth in Listing Rules 5620(a) and 5810(c)(2)(G) (the “Annual Shareholder Meeting Requirement”). The Nasdaq listing rules require the Company to have an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, and the Company has not had an annual meeting within twelve months of the Company’s 2023 fiscal year end as required. The Nasdaq rules provided the Company 45 calendar days to submit a plan to regain compliance with the Annual Shareholder Meeting Requirement. The Company submitted such plan as required, and on February 27, 2025, Nasdaq provided the Company an extension of until June 3, 2025, to regain compliance with the Annual Shareholder Meeting Requirement. On April 30, 2025, the Company held its annual meeting of shareholders, and the Company regained compliance with the Annual Shareholder Meeting Requirement.

There is no guarantee that the Company will be able to regain compliance with the Minimum Bid Price Requirement. If the Company’s common stock ultimately were to be delisted for any reason, including because the Company cannot regain compliance with the Minimum Bid Price Requirement, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees. Additionally, delisting of the Company’s common stock from the Nasdaq Capital Market could constitute an event of default under its outstanding convertible promissory notes, resulting in those notes becoming immediately due and payable, and resulting in default penalties being applied to those notes.

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CAUTIONARY Note Regarding Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as our business, business strategy, products and services we may offer in the future, the outcome and impact of litigation, the timing and results of future regulatory filings, our ability to collect from major customers, our sales and marketing strategy and capital outlook, our estimates regarding our capital requirements, future expenses and need for additional financing, our use of the net proceeds from any offering and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

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Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds primarily in money market mutual funds, obligations of the U.S. government and its agencies, money market instruments including commercial paper and negotiable certificates of deposit and corporate bonds.

All of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its account. We will not receive any of the proceeds from these sales.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or any other expenses incurred by the Selling Stockholder in disposing of the securities that are not Registration Expenses (as defined below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel and our independent registered public accounting firm, and all internal expenses of the Company (the “Registration Expenses”).

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Description of Common Stock

The following summary describes the material terms of our common stock. The description of common stock is qualified by reference to our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Our Articles of Incorporation authorize us to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, we have [  ] shares of common stock issued and outstanding. All outstanding shares of common stock are, and the common stock to be issued will be, fully paid and non-assessable. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our Board of Directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as Series D Preferred Stock, authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of six months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares. As of the date of the prospectus, we have no shares of Series D Preferred Stock issued and outstanding.

The following are primary terms of the Series D Preferred Stock. The Series D Preferred holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $3.20 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock into common stock at least ten (10) days prior to such redemption by the Company.

On October 26, 2023, our Board of Directors designated 3,500,000 shares of the undesignated and authorized preferred stock of the Company, par value $0.001 per share, as the 15% Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and setting forth the rights, preferences and limitations of such Series E Preferred Stock. The Series E Preferred Stock has a stated value of $1.00 (the “Stated Value”) per share. Each holder of the Series E Preferred Stock is entitled to receive dividends payable on the Stated Value of the Series E Preferred Stock at a rate of 15% per annum. The Series E Preferred Stock is convertible at the option of the holder thereof into such number of common stocks of the Company, par value $0.001 per share, as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the conversion price of $1.00, subject to a 4.99% beneficial ownership limitation. Each holder of Series E Preferred Stock also enjoys certain voting rights and preferences upon liquidation.

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Warrants

On May 6, 2022, the Company issued Mast Hill Fund, L.P. (“Mast Hill”) a five-year warrant (“MH Warrant”) to purchase 234,375 shares of Common Stock. The MH Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after November 5, 2022 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before November 5, 2022, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after November 5, 2022 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Warrant may be exercised on a cashless exercise basis. On December 28, 2022, Mast Hill exercised the MH Warrant on a cashless basis to purchase 100,446 shares of Common Stock.

On August 5, 2022, the Company issued Jefferson Street Capital, LLC a five-year warrant (“Jefferson Warrant”) to purchase 43,403 shares of Common Stock. The Jefferson Warrant may be exercised, in whole or in part, on the earlier of (i) on or after February 2, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Jefferson Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 1, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after February 2, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Jefferson Warrant may be exercised on a cashless exercise basis.

On August 17, 2022, the Company issued FirstFire Global Opportunities Fund, LLC a five-year warrant (“FirstFire Warrant”) to purchase 46,875 shares of Common Stock. The FirstFire Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after February 14, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 13, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after February 14, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the FirstFire Warrant may be exercised on a cashless exercise basis. On March 1, 2023, FirstFire exercised this warrant on a cashless basis to purchase 33,114 shares of Common Stock.

On September 1, 2022, the Company issued Pacific Pier Capital, LLC a five-year warrant (“Pacific Warrant”) to purchase 43,403 shares of Common Stock. The Pacific Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after March 1, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Pacific Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 28, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after March 1, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Pacific Warrant may be exercised on a cashless exercise basis. On March 1, 2023 Pacific Pier exercised this warrant on a cashless basis to purchase 31,111 shares of common stock.

On September 16, 2022, the Company issued Mast Hill a five-year warrant (the “Mast Hill Warrant II”) to purchase 93,750 shares of common stock. The Mast Hill Warrant II may be exercised, in whole or in part, on the earlier of (i) on or after March 15, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant II is $1.60 per share, however, that if the Company consummates an Up List Offering on or before March 15, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after March 15, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant II may be exercised on a cashless exercise basis. On April 18, 2023, Mast Hill exercised this warrant in full on a cashless basis to purchase 93,750 shares of Common Stock.

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On November 10, 2022, the Company issued Mast Hill a five-year warrant (“Mast Hill Warrant III”) to purchase 29,687 shares of Common Stock. The Mast Hill Warrant III may be exercised, in whole or in part, on the earlier of (i) on or after May 10, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant III is $1.60 per share, however, that if the Company consummates an Up List Offering on or before May 9, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after May 9, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant III may be exercised on a cashless exercise basis. On June 23, 2023 Mast Hill exercised this warrant in full at the exercise price per share of $1.60 to purchase 29,687 shares of Common Stock.

On November 21, 2022, the Company issued Mast Hill a five-year warrant (“Mast Hill Warrant IV”) to purchase 29,687 shares of Common Stock. The Mast Hill Warrant IV may be exercised, in whole or in part, on the earlier of (i) on or after May 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant IV is $1.60 per share, however, that if the Company consummates an Up List Offering on or before May 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after May 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant IV may be exercised on a cashless exercise basis. On September 12, 2023, Mast Hill exercised this warrant in full at the exercise price per share of $1.60 to purchase 29,687 shares of Common Stock.

On December 26, 2022, the Company issued Mast Hill a five-year warrant (“Mast Hill Warrant V”) to purchase 38,437 shares of Common Stock. The Mast Hill Warrant V may be exercised, in whole or in part, on the earlier of (i) on or after June 24, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant V is $1.60 per share, however, that if the Company consummates an Up List Offering on or before June 24, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after June 24, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant V may be exercised on a cashless exercise basis. On June 14, 2023 Mast Hill exercised this warrant in full at the exercise price per share of $1.60 to purchase 38,437 shares of Common Stock.

On January 19, 2023, the Company issued Mast Hill a five-year warrant (“Mast Hill Warrant VI”) to purchase 58,438 shares of Common Stock. The Mast Hill Warrant VI may be exercised, in whole or in part, on the earlier of (i) on or after July 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant VI is $1.60 per share, however, that if the Company consummates an Up List Offering on or before July 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after July 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant VI may be exercised on a cashless exercise basis. On May 19, 2023, Mast Hill exercised the Mast Hill Warrant VI in full at the exercise price of $1.60 per share to purchase 58,438 shares of Common Stock.

On February 13, 2023, the Company issued J.H. Darbie & Co., a FINRA registered broker dealer, warrants to purchase up to 26,701 shares of Common Stock at the exercise price of $5.00 pursuant to the finder agreement entered into in April 2022.

On March 8, 2023, the Company issued Mast Hill a five-year warrant (“Mast Hill Warrant VII”) to purchase 367,000 shares of Common Stock. The Mast Hill Warrant VII may be exercised, in whole or in part, on the earlier of (i) on or after September 08, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant VII is $1.60 per share, however, that if the Company consummates an Up List Offering on or before September 8, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after September 8, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant VII may be exercised on a cashless exercise basis. On September 13, 2023, Mast Hill partially exercised the Mast Hill Warrant VII for 183,500 shares of Common Stock at the exercise price per share of $1.60. On October 25, 2023, Mast Hill exercised the Mast Hill Warrant VII to purchase 183,500 of the shares of Common Stock at the exercise price of $1.60 per share.

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In March 2023, the Company issued Craft Capital Management, LLC and R.F. Lafferty & Co. Inc. a five year warrant (the “Underwriter’s Warrants”) to purchase 29,250 shares of Common Stock in connection with a public offering (the “Underwritten Offering”) pursuant to a registration statement on Form S-1 (Registration No. 333-266078). The Underwriter’s Warrants will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the commencement of sales of the Underwritten Offering until the fifth anniversary of the date of the commencement of sales of the Underwritten Offering at an exercise price of $5.00 (125.0% of the public offering price of the shares).

On or about March 15, 2024, the Company issued an aggregate of 2,000,000 warrants to five third party investors. The warrants are exercisable at an exercise price of $1.60 per share and expire one year following the date of issuance.

On or about June 18, 2024, the Company issued an aggregate of 1,203,333 warrants to three third party investors. The warrants are exercisable at an exercise price of $2.00 per share and expire one year following the date of issuance.

On December 5, 2024, the Company issued Mast Hill warrants to purchase 500,000 shares of Company common stock; the warrants have a 2-year term, are exercisable on a cashless basis, and have an exercise price of $2.00, subject to adjustment as provided in the warrants.

On January 16, 2025, the Company issued Mast Hill warrants to purchase 818,917 shares of Company common stock; the warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $2.50, subject to adjustment as provided in the warrants.

On February 28, 2025, the Company issued Mast Hill warrants to purchase 310,000 shares of Company common stock; the warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $2.50, subject to adjustment as provided in the warrants.

Anti-Takeover Provisions

Certain provisions of Nevada law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. The prohibition extends beyond the expiration of the two-year period, unless: (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or (b) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. If applicable, the statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power.

Generally, once an acquirer crosses one of the above thresholds, those shares and shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting.

No Cumulative Voting

Our bylaws do not provide for cumulative voting in the election of directors.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Colonial Stock Transfer, Inc., 66 Exchange Place, 1st floor, Salt Lake City, UT 84111, (801) 355-5704.

Listing on The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “CETY”.

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Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock and may be issued in one or more series. Warrants may be issued independently or together with common stock offered by any prospectus supplement, and may be attached to or separate from such securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

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●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

The warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the state as specified in the applicable prospectus supplement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of two or more of the securities described above, in any combination, including common stock and/or warrants in one or more series. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

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For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

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If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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SELLING STOCKHOLDER

This prospectus also relates to the resale or other disposition from time to time by the Selling Stockholder identified in the table below of up to an aggregate of 90,000 shares of common stock. The Selling Stockholder may from time to time offer and sell any or all of the shares of common stock set forth pursuant to this prospectus. We do not know when the shares of common stock will be sold by the Selling Stockholder.

When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholder’s interest in the common stock, other than through a public sale.

The below table is prepared based on information provided to us by the Selling Stockholder. It sets forth the name and address of the Selling Stockholder, the aggregate number of shares of common stock that the Selling Stockholder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholder both before and after the Selling Stockholder Offering.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own. We have deemed all shares of common stock subject to options or other convertible securities held by an entity that are currently exercisable or that will become exercisable within 60 days of March 11, 2025, to be outstanding and to be beneficially owned by such entity for the purpose of computing the percentage ownership of that entity. The number of shares of common stock in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer hereunder.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf.

The Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

As of the date of this prospectus, the Selling Stockholder is the direct holder of 90,000 shares of our common stock. On November 8, 2024, the Company issued a convertible promissory note to the Selling Stockholder in the original principal amount of $101,000 (the “November Note”), and as the of the date of this prospectus, the November Note is no longer outstanding.

In connection with the issuance of the November Note to the Selling Stockholder, we issued the Selling Stockholder 40,000 shares of our common stock as a commitment fee (the “Initial Commitment Shares”) on or about November 8, 2024. As of December 23, 2024, we entered into an amendment to the November Note (the “Note Amendment”), pursuant to which the maturity date of the November Note was extended to January 23, 2025, and we agreed to (i) issue the Selling Stockholder an additional 50,000 shares of our common stock as additional commitment shares (the “Additional Commitment Shares”), which were issued on or about December 26, 2024, and (ii) register the Selling Stockholder’s commitment shares in our next registration statement.

In accordance with Note Amendment between us and the Selling Stockholder, this prospectus covers the resale of a maximum of 90,000 shares of common stock (consisting of both the Initial Commitment Shares and the Additional Commitment Shares).

	Shares of Common Stock Currently Held	Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)(2)	Number of Shares (1)(2)	Percentage of Shares (1)(2)
Coventry Enterprises LLC (3)	90,000	90,000	0	*

* less than 1%.

(1) Represents shares of common stock of Clean Energy Technologies, Inc. Applicable percentage ownership is based on 65,776,161 shares of our common stock outstanding as of July 22, 2025.

(2) Since we do not have the ability to control how many, if any, of the Selling Stockholder’s shares will be offered or sold, we have assumed that the Selling Stockholder will sell all of the shares registered herein.

(3) Includes 90,000 shares of our common stock held by Coventry Enterprises LLC. The address for Coventry Enterprises LLC is 80 SW 8th Street, Suite 2000, Miami, Florida, 33130, and Jack Bodenstein is the beneficial owner of shares held in the name of or beneficially owned by Coventry Enterprises LLC.

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Plan of Distribution

Sales by Us in the CETY Offering

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on The Nasdaq Capital Market. We have no current plans for listing of the warrants on any securities exchange or quotation system; any such listing with respect to any particular series of warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Sales by the Selling Stockholder

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or any other expenses incurred by the Selling Stockholder in disposing of the securities that are not Registration Expenses. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel and our independent registered public accounting firm, and all internal expenses of the Company.

The shares of common stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of shares of common stock to be made directly or through agents. The Selling Stockholder and any of its permitted transferees may sell their common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The shares of common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the common stock will be subject to certain conditions. The underwriters will be obligated to purchase all the shares of common stock offered if any of the shares of common stock are purchased.

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The Selling Stockholder may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of Nasdaq;
●	through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its shares of common stock on the basis of parameters described in such trading plans;
●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	settlement of short sales entered into after the date of this prospectus;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, the Selling Stockholder may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.

There can be no assurance that the Selling Stockholder will sell all or any of the shares of common stock offered by this prospectus. In addition, the Selling Stockholder may also sell the shares of common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our common stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

With respect to a particular offering of the shares of common stock held by the Selling Stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;
●	the name of the Selling Stockholder;
●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
●	settlement of short sales entered into after the date of this prospectus;
●	the names of any participating agents, broker-dealers or underwriters; and
●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholder.

In connection with distributions of the common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell the common stock short and redeliver the common stock to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder may solicit offers to purchase the shares of common stock directly from, and it may sell such shares of common stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholder pay for solicitation of these contracts.

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholder may otherwise loan or pledge common stock to a financial institution or other third party that in turn may sell the common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our common stock or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any broker-dealer or agent regarding the sale of the common stock by the Selling Stockholder. Upon our notification by the Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any underwriters, broker-dealers or agents that execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares of common stock may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholder, or perform services for us or the Selling Stockholder, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholder and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the common stock by, the Selling Stockholder or any other person, which limitations may affect the marketability of the shares of the common stock.

We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

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Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Brunson Chandler & Jones, PLLC.

Experts

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the report of TAAD LLP, independent registered public accountant, upon the authority of the firm as an expert in accounting and auditing.

Where You Can Find More Information

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may obtain a copy of these filings at no cost by writing us at the following address: Clean Energy Technologies, Inc., 1340 Reynolds Ave., Unit 120, Irvine, California 92614, Attention: Corporate Secretary. We also maintain a website at www.heatrecoverysolutions.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

●	our Annual Report (Amendment No. 2) on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on June 9, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 20, 2025;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 8, 2024, February 7, 2024, March 7, 2024, March 20, 2024, May 1, 2024, June 24, 2024, June 26, 2024, August 27, 2024, September 6, 2024, September 13, 2024, October 3, 2024, October 18, 2024, November 8, 2024, November 14, 2024, December 4, 2024, December 11, 2024, January 10, 2025, January 22, 2025, March 4, 2025, April 10, 2025, April 24, 2025, May 7, 2025, May 12, 2025, May 22, 2025, June 5, 2025, and July 23, 2025.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

Clean Energy Technologies, Inc.
1340 Reynolds Ave., Unit 120
Irvine, California 92614
Attention: Corporate Secretary
(949) 273-4990

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THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT AN OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 28, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated [  ], 2025)

$25,000,000

Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”), dated as of October 6, 2023, with Roth Capital Partners, LLC (the “Sales Agent”), relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $25,000,000 from time to time through or to the Sales Agent.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CETY.” On July 22, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.251 per share.

Sales of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agents, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of common stock sold pursuant to the Sales Agreement is equal to up to 3.0% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of June 12, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $10,657,565.11, based on 36,090,637 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.2953 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on June 12, 2025 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Clean Energy Technologies, Inc. is a company incorporated in the State of Nevada with operations in North America, Europe, and Asia, including in China. Our PRC Subsidiaries and Shuya, an entity in which we own a 49% equity interest, operate our natural gas trading operations in China to source and supply natural gas to industries and municipalities located in China. Throughout this prospectus, unless the context requires otherwise, (i) “the Company,” “we,” “us” and “our” refer to Clean Energy Technologies, Inc. on a consolidated basis with its wholly-owned subsidiaries, (ii) “the PRC Subsidiaries” refers specifically to those wholly-owned subsidiaries of ours located in the People’s Republic of China (including Hong Kong) and identified in the corporate structure diagram in the Prospectus Summary, and (iii) “Shuya” refers specifically to Sichuan Hongzuo Shuya Energy Limited.

We face various legal and operational risks and uncertainties due to our operations in China. Our PRC Subsidiaries and Shuya could be adversely affected by uncertainties with respect to the Chinese legal system. Rules and regulations in China can change quickly with little advance notice. The interpretation and enforcement of Chinese laws and regulations involve additional uncertainties. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. In addition, the Chinese government exercises significant oversight and discretion over the conduct of the business of our PRC Subsidiaries and Shuya and may intervene in or influence their operations as the government deems appropriate to further regulatory, political and societal goals, which could result in a material change in their operations in China and/or the value of the securities we are registering for sale, including causing the value of such securities to significantly decline or become worthless. Furthermore, the Chinese government has recently exerted more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies. Any such actions, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Additional Risks Related to Our Operations in China – The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering”; and “— The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.”

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we, our PRC Subsidiaries or Shuya are directly subject to these regulatory actions or statements; however, because these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative rule making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on the daily business operations or ability to accept foreign investments of our PRC Subsidiaries and Shuya. On December 24, 2021, nine government agencies jointly issued the Opinions on Promoting the Healthy and Sustainable Development of Platform Economy, which provides that, among others, monopolistic agreements, abuse of dominant market position and illegal concentration of business operators in the field of platform economy will be strictly investigated and punished in accordance with the relevant laws. Neither our PRC Subsidiaries nor Shuya hold a dominant market position in their product markets and they have not entered into any monopolistic agreement. Neither have they received any inquiry from the relevant governmental authorities. The Cyberspace Administration of China (“CAC”), together with 12 other Chinese regulatory authorities, released the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, in December 2021, which took effect on February 15, 2022. Pursuant to the Revised Cybersecurity Measures, critical information infrastructure operators procuring network products and services and online platform operators carrying out data processing activities, which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed on foreign stock markets must apply for a cybersecurity review. On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC. We do not believe that our PRC Subsidiaries or Shuya are “online platform operators” within the meaning of the Revised Cybersecurity Measures, and neither our PRC Subsidiaries nor Shuya currently possess over one million Chinese users’ personal information and do not anticipate that they will be collecting over one million Chinese users’ personal information in the foreseeable future. In addition, neither our PRC Subsidiaries nor Shuya will be subject to Security Administration Draft if the Security Administration Draft is enacted as proposed, since they currently do not collect data that affects or may affect national security and we do not anticipate that our PRC Subsidiaries or Shuya will be collecting data that affects or may affect national security in the foreseeable future.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and the relevant five guidelines, which became effective on March 31, 2023. The Trial Measures comprehensively reformed the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and will regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies (the “Financial Condition”); and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, or its principal place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China (the “Business Condition”).

As of the date of this prospectus, as advised by Beijing DeHeng Law Offices (“DeHeng”), we believe none of Clean Energy Technologies, Inc., any of the PRC Subsidiaries or Shuya are required to obtain the approval from, or complete the filing with, the CSRC for this offering. DeHeng has advised us that the Business Condition under the Trial Measures is not met because (i) three out of the four principal business activities of the Company, namely the Waste Heat Recovery Solutions, Waste to Energy Solutions, and the Engineering, Consulting and Project Management Solutions, are conducted outside mainland China; (ii) the principal places of business of the above business activities are located outside mainland China; and (iii) none of the key management personnel in charge of the business operations and management of the Company is a PRC citizen or has his or her usual place of residence located in mainland China. Due to the fact that the Business Condition and the Financial Condition are both required to be met to constitute an indirect listing as prescribed by the Trial Measures, DeHeng has advised us that we do not need to fulfil the CSRC filing procedure. Thus, none of Clean Energy Technologies, Inc., any of our PRC Subsidiaries or Shuya have submitted an application for approval for this offering with the CSRC pursuant to the Trial Measures. However, as the Trial Measures was newly published, there are substantial uncertainties as to the implementation and interpretation, and the CSRC may take a view that is contrary to our understanding of the Trial Measures. If we are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. Any failure by us to comply with such filing requirements under the Trial Measures may result in rectification, warnings, and a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries or Shuya, which could adversely and materially affect our business operations and financial outlook and could cause the value of our common stock to significantly decline or, in extreme cases, become worthless.

As of the date of this prospectus, these new laws and guidelines have not impacted the ability of our PRC Subsidiaries and Shuya to conduct business and accept foreign investments; however, if (i) we inadvertently conclude that permissions or approvals are not required from applicable PRC authorities or (ii) applicable laws, regulations, or interpretations change, and we are required to obtain such permissions or approvals in the future, our ability to conduct our business in China may be materially impacted, the interest of the investors may be materially and adversely affected and our common stock may significantly decrease in value.

In addition, we face risks associated with the Holding Foreign Companies Accountable Act, or HFCAA. Trading in our securities on U.S. markets, including Nasdaq, may be prohibited under the HFCAA if the Public Company Accounting Oversight Board, or PCAOB, determines that it is unable to inspect or investigate completely our auditor for two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of positions taken by the authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement with the CSRC and the Ministry of Finance (the “MOF”) of the PRC governing inspections and investigations of audit firms based in China or Hong Kong. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. Our auditor, TAAD LLP, is headquartered in the United States, and, as a PCAOB-registered public accounting firms, it is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. TAAD LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination of having been unable to inspect or investigate completely. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and our securities may be delisted by an exchange. See “Risk Factors — Additional Risks Related to Our Operations in China – Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Cash may be transferred within our organization in the following manners: (i) Clean Energy Technologies, Inc. may transfer funds to the PRC Subsidiaries and Shuya by way of capital contributions or loans, through intermediate holding subsidiaries or otherwise, as investments or lendings, (ii) the PRC Subsidiaries may make dividends or other distributions to Clean Energy Technologies, Inc. through intermediate holding companies or otherwise, and (iii) Shuya may make dividends or other distributions to Clean Energy Technologies, Inc., which indirectly owns a 49% equity interest in Shuya, through intermediate holding companies or otherwise. Our abilities to use cash held in PRC or in a PRC entity to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations only permit a wholly foreign-owned enterprise, or WFOE, to pay dividends to its offshore parent company out of their retained earnings, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the majority of the revenues of our PRC Subsidiaries and Shuya are collected in RMB. Thus, foreign exchange shortages and foreign exchange control may also limit their ability to pay dividends or make other payments or otherwise meet our obligations denominated in foreign currencies. Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the scope of the current restrictions and limitations applicable to PRC entities were to expand to include Hong Kong or entities based in Hong Kong. Therefore, our ability to transfer cash between PRC entities and entities outside of PRC may be restricted. See “Risk Factors – Additional Risks Related to Our Operations in China – Our PRC Subsidiary are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future” and “– PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries” for details. As of the date of this prospectus, (i) we have transferred $2,671,700 in total to our PRC Subsidiaries, and (ii) JHJ, our wholly-owned subsidiary in the PRC, has transferred $730,932 in total to Shuya, our former VIE in the PRC (in which we indirectly own a 49% equity interest), as a capital contribution for the formation of Shuya. No other cash flows or transfers of other assets have occurred between us, our PRC Subsidiaries, and Shuya. Approximately 49% of our revenues for the year ended December 31, 2024, and less than 5% of our revenues for the quarter ended June 30, 2025, were derived from natural gas trading operations in China, and less than 5% of our revenues currently are derived from natural gas trading operations in China. As of the date of this prospectus, neither any of our PRC Subsidiaries nor Shuya has declared any dividends or made any other distributions to the Company, and no such dividends or distributions are anticipated in the near future. See “VIE Consolidation Schedule” section starting from page 7 for reference.

As of the date of this prospectus, we have never declared or paid any cash dividends on our common stock. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Roth Capital Partners

The date of this prospectus supplement is [  ], 2025.

About This Prospectus SUPPLEMENT

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement and the information in any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent are not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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Prospectus SUPPLEMENT Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference into this prospectus supplement, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Unless the context requires otherwise, references in this prospectus supplement to “the Company,” “we,” “us” and “our” refer to Clean Energy Technologies, Inc.

Company Overview

We develop renewable energy products and solutions and establish partnerships in renewable energy that make environmental and economic sense. Our mission is to be a leader in the “Zero Emission Revolution” by offering recyclable energy solutions, clean energy fuels and alternative electric power for small and mid-sized projects in North America, Europe, and Asia. We target sustainable energy solutions that are profitable for us, profitable for our customers and represent the future of global energy production.

Waste Heat Recovery Solutions – we recycle wasted heat produced in manufacturing, waste to energy and power generation facilities using our patented Clean CycleTM generator to create electricity which can be recycled or sold to the grid.

Waste to Energy Solutions - we convert waste products created in manufacturing, agriculture, wastewater treatment plants and other industries to electricity, renewable natural gas (“RNG”), hydrogen and bio char which are sold or used by our customers.

Engineering, Consulting and Project Management Solutions – we have expanded our legacy electronics and manufacturing business and plan to manufacture component parts for our Waste Heat Recovery and Waste to Energy business and to provide consulting services to municipal and industrial customers and Engineering, Procurement and Construction (EPC) companies so they can identify, design and incorporate clean energy solutions in their projects.

CETY HK

Clean Energy Technologies (H.K.) Limited (“CETY HK”) consists of two business ventures in mainland China. The first is our natural gas (“NG”) trading, operations and sourcing, as well as supplying NG to industries and municipalities, operated through our PRC Subsidiaries and Shuya. The NG is principally used for heavy truck refueling stations and urban or industrial users. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are prepaid for in advance at a discount to market. We sell the NG to our customers at prevailing daily spot prices for the duration of the contracts. The second business venture is our planned joint venture with a large state-owned gas enterprise in China called Shenzhen Gas (Hong Kong) International Co. Ltd. (“Shenzhen Gas”), acquiring natural gas pipeline operator facilities, primarily located in the southwestern part of China. Our planned joint venture with Shenzhen Gas plans to acquire, with financing from Shenzhen Gas, natural gas pipeline operator facilities with the goal of aggregating and selling the facilities to Shenzhen Gas in the future. According to our Framework Agreement with Shenzhen Gas, we will be required to contribute $8 million to the joint venture, which plans to raise future rounds of financing. The terms of the joint venture are subject to the execution of definitive agreements.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. We are a corporation headquartered in the United States with operations in North America, Europe, and Asia, including in China. Due to our Chinese operations, we face various legal and operational risks and uncertainties relating to being based in and having significant operations in China. Our PRC Subsidiaries and Shuya could be adversely affected by uncertainties with respect to the Chinese legal system. Rules and regulations in China can change quickly with little advance notice. The interpretation and enforcement of Chinese laws and regulations involve additional uncertainties. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. In addition, the Chinese government exercises significant oversight and discretion over the conduct of the business of our PRC Subsidiaries and Shuya and may intervene in or influence their operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations and/or the value of the securities we are registering for sale, including causing the value of such securities to significantly decline or become worthless. Furthermore, the Chinese government has recently exerted more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies. Any such actions, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering”; and “Risk Factors — The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.”

In addition, Shuya, our former VIE (in which we indirectly own a 49% equity interest), operates a part of our natural gas trading operations in China and, for fiscal year ended December 31, 2023, we consolidated Shuya as its primary beneficiary with a controlling financial interest through contractual arrangements. After the termination of such contractual arrangements on January 1, 2024, we no longer consolidate Shuya into our consolidated financial statements. However, in the event that we once again employ a similar VIE structure in the future, you should be aware that a controlling financial interest through contractual arrangements is not considered as equal to equity interest and this structure involves unique risks to investors. See “Risk Factors – We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership.”

We also face risks associated with the HFCAA. Trading in our securities on U.S. markets, including Nasdaq, may be prohibited under the HFCAA if the Public Company Accounting Oversight Board, or PCAOB, determines that it is unable to inspect or investigate completely our auditor for two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of positions taken by the authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement with the CSRC and the Ministry of Finance (the “MOF”) of the PRC governing inspections and investigations of audit firms based in China or Hong Kong. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. Our auditor, TAAD LLP, is headquartered in the United States and, as a PCAOB-registered public accounting firm, it is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. TAAD LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination of having been unable to inspect or investigate completely. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and our securities may be delisted by an exchange. See “Risk Factors — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

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You should carefully consider all of the information in this prospectus before making an investment in our securities, especially the risks and uncertainties discussed under “Risk Factors.” Such risks and uncertainties include, among others, the following:

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.
●	The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering.
●	The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.

●	Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.
●	China’s Anti-Monopoly Law, M&A rules and certain other PRC laws and regulations also establish complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions in China.
●	Our PRC Subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future.
●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries.
●	We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership.
●	We may not be able to satisfy the continued listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.
●	We are not currently in compliance with Nasdaq’s minimum bid price listing requirement, and if we are not able to regain compliance with Nasdaq’s listing requirements within the time periods permitted by Nasdaq, our common stock may be delisted, which would likely impair our ability to raise capital and could constitute an event of default under our outstanding promissory notes.

Corporate Information

We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We manufactured electronics and provided services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products. On September 11, 2015, Clean Energy HRS, or “CE HRS”, our wholly owned subsidiary, acquired the assets of Heat Recovery Solutions from General Electric International. In November 2015, we changed our name to Clean Energy Technologies, Inc.

Our Corporate Structure

Sichuan Hongzuo Shuya Energy Limited (“Shuya”) is a limited liability company established under the PRC law in which we own a 49% equity interest. In July 2022, Jiangsu Huanya Jieneng New Energy Co., Ltd. (“JHJ”), one of our PRC Subsidiaries, together with three other shareholders, agreed to form Shuya and make total capital contribution of RMB 20 million ($2.81 million), with latest contribution due date in February 2066. At such time, JHJ owned a 20% equity interest in Shuya. In August 2022, JHJ purchased 100% ownership of Sichuan Shunengwei Energy Technology Limited (“SSET”) for $0, which owned a 29% equity interest in Shuya. SSET was a holding company and did not have any operations nor make any capital contribution into Shuya as of the ownership purchase date by JHJ. Following the purchase of SSET, JHJ ultimately owns a 49% equity interest in Shuya. On January 1, 2023 and effective on the same date, JHJ, SSET and Chengdu Xiangyueheng Enterprise Management Co., Ltd (“Xiangyueheng”), who owned a 10% equity interest in Shuya, entered into a three-party Concerted Action Agreement (the “CAA”), wherein the parties agreed to vote in unison at the shareholders’ meeting of Shuya to consolidate the controlling position of the three parties in Shuya. The three parties agreed that during the term of the CAA, before any of the three parties intends to propose motions to the shareholders’ meetings or the board of directors, or exercise their voting rights on any matter that shall be presented to and resolved through the shareholders’ meeting in accordance with the laws, regulations, Articles of Association of Shuya or any relevant shareholders’ agreements, the three parties will discuss, negotiate, and coordinate the motion topics for consistency; in the event of disagreement, the opinions of JHJ shall prevail. As a result of the CAA, JHJ held 59% of the voting rights in Shuya. The Company determined that Shuya was a VIE because (i) the equity investors at risk, as a group, lacked the characteristics of a controlling financial interest, and (ii) Shuya was structured with disproportionate voting rights, and substantially all the activities were conducted on behalf of an investor with disproportionately few voting rights. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance, and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The Company concluded JHJ was deemed the primary beneficiary of the VIE. Accordingly, the Company consolidated Shuya into its consolidated financial statements effective on January 1, 2023.

On January 1, 2024, and effective on the same date., JHJ, SSET and Xiangyueheng entered into the Agreement on the Termination of the Concerted Action Agreement (the “Termination Agreement”), pursuant to which the parties released each other from any and all obligations under the CAA. Due to the Termination Agreement, the Company now holds less than 50% of the voting rights in Shuya. The Company analyzed whether Shuya should be consolidated under ASC 810 and determined Shuya is no longer required to be consolidated on January 1, 2024 after the execution of the Termination Agreement. Accordingly, the Company will not consolidate Shuya into its consolidated financial statements on or after January 1, 2024.

Before the termination of the CAA, we consolidated Shuya as its primary beneficiary with a controlling financial interest through contractual arrangements, i.e., the CAA. In the event that we employ a similar VIE structure once again in the future, you should be aware that a controlling financial interest through contractual arrangements is not considered as equal to equity interest and this structure involves unique risks to investors. Contractual arrangements may not be as effective as direct ownership in providing us with power to direct the activities of the VIE and we may incur substantial costs to enforce the terms of the contractual arrangements against other parties to such arrangements. If the other parties breach the terms of the contractual arrangements, we may not be able to claim our right to control the assets of the VIE, and the securities may decline in value. See “Risk Factors – We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership” for details.

As used in this prospectus, “we,” “us,” or “our” refers to Clean Energy Technologies, Inc. and its wholly-owned subsidiaries and does not include Shuya and its subsidiaries.

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The Offering

Common stock offered by us	In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time through or to Roth Capital Partners, LLC having an aggregate sale price of up to $25,000,000 pursuant to this prospectus supplement.

Common stock to be outstanding after this offering:	Up to 165,377,754 shares (as more fully described in the notes following this table), assuming sales of 99,601,593 shares of our common stock in this offering at an offering price of $0.251 per share, which was the last reported per share sale price of our common stock on Nasdaq on July 22, 2025. The actual number of shares issued will vary depending on the sales price. For information about the common stock that would be outstanding after this offering, see “Dilution” on page S-20.

Plan of Distribution	“At the market offering” that may be made from time to time through or to Roth Capital Partners, LLC as our sales agent or principal. See “Plan of Distribution” on page S-21.

Use of Proceeds	We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including but not limited to, capital expenditures and general and administrative expenses. See “Use of Proceeds” on page S-19 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, before deciding whether to invest in our common stock.

Nasdaq Capital Market Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “CETY.”

The above discussion and table are based on 65,776,161 shares of our common stock issued and outstanding as of July 22, 2025.

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Dividend Policy and Cash Transfers within Our Organization

As of the date of this prospectus, we have never declared or paid any cash dividends on our common stock. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

Cash may be transferred within our organization in the following manners: (i) Clean Energy Technologies, Inc. may transfer funds to the PRC Subsidiaries and Shuya by way of capital contributions or loans, through intermediate holding subsidiaries or otherwise, (ii) the PRC Subsidiaries may make dividends or other distributions to Clean Energy Technologies, Inc. through intermediate holding companies or otherwise, and (iii) Shuya may make dividends or other distributions to Clean Energy Technologies, Inc., which indirectly owns a 49% equity interest in Shuya, through intermediate holding companies or otherwise. Our abilities to use cash held in PRC or in a PRC entity through transfers, distributions, or dividends to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations only permit a WFOE to pay dividends to its offshore parent company out of their retained earnings, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the majority of the revenues of our PRC Subsidiaries and Shuya are collected in RMB. Thus, foreign exchange shortages and foreign exchange control may also limit their ability to pay dividends or make other payments or otherwise meet our obligations denominated in foreign currencies. Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the scope of the current restrictions and limitations applicable to PRC entities were to expand to include Hong Kong or entities based in Hong Kong. Therefore, our ability to transfer cash between PRC entities and entities outside of PRC may be restricted. As of the date of this prospectus, no cash or other assets have been transferred across border between Clean Energy Technologies, Inc. as well as its domestic subsidiaries, and the PRC Subsidiaries, and there are no plans to initiate any such transfers of cash or other assets in the near future. See “Risk Factors – Our PRC Subsidiary are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future” and “Risk Factors – PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries” for details.

As of the date of this prospectus, (i) we have transferred $2,671,700 in total to our PRC Subsidiaries, and (ii) JHJ, our wholly-owned subsidiary in the PRC, has transferred $730,932 in total to Shuya, our former VIE in the PRC (in which we indirectly own a 49% equity interest), as a capital contribution for the formation of Shuya. No other cash flows or transfers of other assets have occurred between us, our PRC Subsidiaries, and Shuya. Approximately 49% of our revenues for the year ended December 31, 2024, and less than 5% of our revenues for the quarter ended June 30, 2025, were derived from natural gas trading operations in China, and less than 5% of our revenues currently are derived from natural gas trading operations in China. As of the date of this prospectus, neither any of our PRC Subsidiaries nor Shuya has declared any dividends or made any other distributions to the Company, and no such dividends or distributions are anticipated in the near future. See “VIE Consolidation Schedule” section starting from page S-6 for reference.

Regulatory Permissions and Licenses for Our Operations in China and This Offering

Our operations in China are governed by PRC laws and regulations. Our PRC Subsidiaries and Shuya are required to obtain certain licenses, permits and approvals from relevant governmental authorities in China in order to operate the business and conduct this offering. As of the date of this prospectus, we believe our PRC Subsidiaries and Shuya have obtained all of the licenses, permits and registrations from the PRC government authorities necessary for our business operations in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, and the promulgation of new laws and regulations and amendment to the existing ones, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. We cannot assure you that our PRC Subsidiaries and Shuya will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we may also inadvertently conclude that such permissions or approvals are not required. Any lack of or failure to maintain requisite approvals, licenses or permits applicable to us or the affiliated entities may have a material adverse impact on our business, results of operations, financial condition and prospects and cause the value of any securities we offer to significantly decline or, in extreme cases, become worthless.

In addition, recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in PRC based issuers. See “Risk Factors – The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws” for details. We have been closely monitoring regulatory developments in PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we do not believe either Clean Energy Technologies, Inc., the PRC Subsidiaries or Shuya is covered by permission requirements from CSRC, CAC or any other PRC governmental agency with respect to this offering, and we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, CAC, or other PRC governmental authorities.

S-5

VIE Consolidation Schedule

The following tables sets forth the summary consolidated balance sheets data as of December 31, 2023 (unaudited), and the summary condensed consolidated statements of operations and cash flows data for the year ended December 31, 2023 (unaudited), of (i) the parent company, Clean Energy Technologies, Inc.; (ii) the former VIE, Sichuan Hongzuo Shuya Energy Limited (“Shuya”); (iii) our Chinese subsidiaries, which include Clean Energy Technologies (H.K.) Limited, Meishan Clean Energy Technologies Co., Ltd., Hainan Clean Energy Technologies, Inc., Element Capital International Limited, Sichuan Huanya Jieneng New Energy Co., Ltd., and Jiangsu Huanya Jieneng New Energy Co., Ltd.; and (iv) our other subsidiaries, including Clean Energy HRS LLC, CETY Europe SRL, CETY Capital LLC, and Leading Wave Limited. Consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

On January 1, 2024, and effective on the same date, JHJ, SSET and Xiangyueheng entered into the Agreement on the Termination of the Concerted Action Agreement (the “Termination Agreement”), pursuant to which the parties released each other from any and all obligations under the CAA. Due to the Termination Agreement, the Company now holds less than 50% of the voting rights in Shuya. The Company analyzed whether Shuya should be consolidated under ASC 810 and determined Shuya is no longer required to be consolidated on January 1, 2024 after the execution of the Termination Agreement. Accordingly, the Company will not consolidate, and has not consolidated, Shuya into its consolidated financial statements on or after January 1, 2024, and the following tables as of and for periods after January 1, 2024, set forth the summary consolidated balance sheets data as of December 31, 2024 (unaudited), and the summary condensed consolidated statements of operations and cash flows data for the year ended December 31, 2024 (unaudited), without reflecting separate amounts for the former VIE, Shuya.

Consolidated Balance Sheets Schedules

	As of December 31, 2023 (unaudited)
	Parent	VIE and its Consolidated Subsidiary	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total

ASSETS
Current assets:
Cash	25,413	85,226	3,475	60,737	-	174,851
Accounts receivable	(20,322)	164,744	1,122,708	-	-	1,267,130
Accounts receivable - related party	491,774	-	-	-	-	491,774
Deferred offering costs	11,000	-	-	-	-	11,000
Advance to supplier - prepayment	30,000	232,507	6,885	1,096,795	-	1,366,187
Advance to supplier – related party	-	466,914	-	-	(3,293)	463,621
Investment to Heze Hongyuan Natural Gas Co.	-	-	-	762,273	-	762,273
Investment to Guangyuan Shuxin New Energy Co.	-	-	-	286,106	-	286,106
Investment in CETY Europe	63,130	-	(63,130)	-	-	-
Inventory	-	393,532	581,362	-	-	974,894
Loan receivables	-	-	-	313,466	(112,640)	200,826
Due from related party	-	752,066	-	-	-	752,066
Total current assets	600,995	2,094,989	1,651,300	2,519,377	(115,933)	6,750,728

Non-current assets:
Property and equipment, net	-	74,158	-	4,530	-	78,688
Goodwill	747,976	-	-	-	-	747,976
LWL Intangibles	1,468,709	-	-	-	-	1,468,709
Intangible assets, net - Shuya	-	12,914	-	-	-	12,914
Licenses, patents, long-term receivables	-	-	446,139	-	-	446,139
Long-term investment - Shuya	-	-	-	545,194	(545,194)	-
Long-term receivables	-	-	902,354	-	-	902,354
Right-of-use assets	245,975	207,995	-	-	-	453,970
Other assets	30,834	-	36,299	-	-	67,133
Total non-current assets	2,493,494	295,067	1,384,792	549,724	(545,194)	4,177,883
TOTAL ASSETS	3,094,489	2,390,056	3,036,092	3,069,101	(661,127)	10,928,611

LIABILITIES
Current liabilities:
Short-term borrowings	1,934,956	-	626,033	-	-	2,560,989
Accounts payable	206,730	41,503	299,805	-	-	548,038
Accounts payable -related party	(2,671,700)	419,300	-	2,671,700	(3,293)	416,007
Customer deposits	-	45,074	-	165,236	-	210,310
Warranty liability	-	-	100,000	-	-	100,000
Deferred revenue	-	-	33,000	-	-	33,000
Facility lease liability - current	117,606	229,201	-	-	-	346,807
Accrued expenses	91,528	148,312	268,420	190,152	(112,040)	586,372
Total current liabilities	(320,880)	883,390	1,327,258	3,027,088	(115,333)	4,801,523

Long-Term liabilities:
Facility lease liability, long term	128,480	81,506	-	-	-	209,986
Accrued dividend	47,904	-	-	-	-	47,904
Long-term debt, net	176,384	81,506	-	-	-	257,890
TOTAL LIABILITIES	(144,496)	964,896	1,327,258	3,027,088	(115,333)	5,059,413

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	39,152	-	-	-	-	39,152
Series E Preferred	2,199	-	-	-	-	2,199
Additional paid-in capital	28,181,621	549,746	-	70,000	(549,746)	28,251,621
Accumulated earnings (deficit)	(24,983,987)	117,477	1,708,834	168,647	4,866	(22,984,163)
Accumulated other comprehensive loss	-	721	-	(196,634)	(914)	(196,827)
Total stockholders’ equity attributable to Clean Energy Technologies, Inc.	3,238,985	667,944	1,708,834	42,013	(545,794)	5,111,982
Non-Controlling Interest	-	757,216	-	-	-	757,216
Total shareholders’ (deficit)/equity	3,238,985	1,425,160	1,708,834	42,013	(545,794)	5,869,198

S-6

	As of December 31, 2024 (unaudited)
	Parent	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total

ASSETS
Current assets:
Cash	$12,268	$507	$49,326		$62,101
Accounts receivable	-	131,067			131,067
Accounts receivable - related party	1,536,209	410,922			1,947,131
Deferred offering costs	22,750				22,750
Advance to supplier			195,575		195,575
Inventory		497,003			497,003
Loan receivables			230,464		230,464
Due from related party	112,000				112,000
Total current assets	1,683,227	1,039,499	475,365	-	3,198,091

Non-current assets:
Property and equipment, net			2,913		2,913
Goodwill	747,976				747,976
LWL Intangibles	1,468,709				1,468,709
Investment to Heze Hongyuan Natural Gas Co.			741,700		741,700
Long-term investment-Shuya			485,889		485,889
Investment to Guangyuan Shuxin New Energy Co.			229,064		229,064
Investment in CETY Europe	63,130			(63,130)	-
Long-term financing receivables, net		1,423,054			1,423,054
Advance to Supplier - Prepayment			548,000		548,000
Licenses,		354,322			354,322
Patents		82,910			82,910
Right-of-use assets	118,299		48,428		166,727
Other assets	30,494	25,631			56,125
Total non-current assets	2,428,608	1,885,917	2,055,994	(63,130)	6,307,389

TOTAL ASSETS	$4,111,835	$2,925,416	$2,531,359	$(63,130)	$9,505,480

LIABILITIES
Current liabilities:
Accounts payable	$1,087,563	$422,219			$1,509,782
Accounts payable -related party	(2,671,733)		2,671,700		(33)
Accrued expenses	74,827	18,035	372,369		465,231
Customer deposits		12,484	17,577		30,061
Warranty liability		100,000			100,000
Deferred revenue		33,000			33,000
Facility lease liability - current	87,373		43,111		130,484
Line of Credit		662,804			662,804
Convertible Notes Payable (net of discount of $117,917 respectively)	3,094,577				3,094,577
Notes payable	403,943				403,943
Related Party notes payable	8,250				8,250

Total current liabilities	2,084,800	1,248,542	3,104,757	-	6,438,099

Long-Term liabilities:
Facility lease liability, long term	38,125				38,125
Accrued dividend	90,754				90,754

Total long-term liabilities	128,879	-	-	-	128,879

TOTAL LIABILITIES	2,213,679	1,248,542	3,104,757	-	6,566,978

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	45,332				45,332
Series E Preferred	756				756
Additional paid-in capital	30,523,041	63,130	70,000	(63,130)	30,593,041
Accumulated earnings (deficit)	(28,670,973)	1,613,744	(386,002)		(27,443,231)
Accumulated other comprehensive loss			(257,396)		(257,396)
Total shareholders’ (deficit)/equity	$1,898,156	$1,676,874	$(573,398)	$(63,130)	$2,938,502

S-7

Condensed Consolidated Statements of Operations Schedules

	For the year ended December 31, 2023 (unaudited)
	Parent	VIE and its Consolidated Subsidiary	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Sales	66,604	8,419,619	497,584	5,748,526	(29,356)	14,702,977
Sales - related party	410,486	-	-	-	-	410,486
Total sales	477,090	8,419,619	497,584	5,748,526	(29,356)	15,113,463
Cost of revenues	(138,056)	(7,790,200)	(340,404)	(5,783,905)	29,356	(14,023,209)
Gross profit	339,034	629,419	157,180	(35,379)	-	1,090,254
Operating expenses	2,765,047	358,843	287,664	334,108	-	3,745,662
Share of loss in VIE	-	-	-	-	-	-
Share of loss in subsidiaries	-	-	-	-	-	-
Total operating expenses	2,765,047	358,843	287,664	334,108	-	3,745,662
Income / (Loss) from operations	(2,426,013)	270,576	(130,484)	(369,487)	-	(2,655,408)
Total other income /(expenses), net	(2,835,702)	2,501	(78,940)	(21,122)	79,082	(2,854,181)
Income tax expense	-	(22,173)	-	-	-	(22,173)
Net loss	(5,261,715)	250,904	(209,424)	(390,609)	79,082	(5,531,762)

	For the year ended December 31, 2024 (Unaudited)
	Parent	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Sales	$13,579	$167,481	$1,192,421		$1,373,481
Sales - related party	1,051,178				1,051,178
Total sales	1,064,757	167,481	1,192,421	-	2,424,659
Cost of revenues	(235,535)	(143,953)	(1,198,616)		(1,578,104)
Gross profit	829,222	23,528	(6,195)	-	846,555
Operating expenses	3,260,327	146,827	552,248	-	3,959,402
Share of loss in subsidiaries	-	-	-	-	-
Total operating expenses	3,260,327	146,827	552,248	-	3,959,402
Income / (Loss) from operations	(2,431,105)	(123,299)	(558,443)	-	(3,112,847)
Total other income /(expenses), net	(1,144,662)	(28,636)	(130,174)	-	(1,303,472)
Income tax expense	-	-	-	-	-
Net loss	$(3,575,767)	$(151,935)	$(688,617)	$-	$(4,416,319)

Condensed Consolidated Statement of Cash Flows Schedule

	For the year ended December 31, 2023 (unaudited)
	Parent	VIE and its Consolidated Subsidiary	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Net cash used in operating activities	(4,257,077)	94,469	2,911	(472,002)	(151,378)	(4,783,077)
Net cash used in investing activities	(801,000)	(76,210)	-	(291,539)	850,147	(318,602)
Net cash provided by financing activities	5,011,763	67,209	-	749,488	(731,977)	5,096,483
Effect of exchange rate changes on cash	-	(242)	-	(2,190)	33,208	30,776
Net change in cash	(46,314)	85,226	2,911	(16,243)	-	25,580
Cash at beginning of the year	71,727	-	564	76,981	-	149,272
Cash at end of the year	25,413	85,226	3,475	60,737	-	174,851

	For the year ended December 31, 2024 (Unaudited)
	Parent	Other Subsidiaries	Chinese Subsidiaries	Elimination	Consolidated Total
Net cash used in operating activities	$(3,350,278)	$(39,738)	$(170,935)		$(3,560,951)
Net cash used in investing activities			161,240		161,240
Net cash provided by financing activities	3,337,132	36,771	-	-	3,373,903
Effect of exchange rate changes on cash	-	-	(1,717)		(1,717)
Net change in cash	(13,146)	(2,967)	(11,412)	-	(27,525)
Cash at beginning of the year	25,414	3,474	60,738	-	89,626
Cash at end of the year	$12,268	$507	$49,326	$-	$62,101

S-8

Risk Factors

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors set forth below and discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K/A, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as filed with the SEC and which are incorporated in this prospectus supplement by reference in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The shares sold in the public offering, if any, will be sold from time to time at various prices. However, it is possible that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after giving effect to this offering. You may also experience additional dilution upon the exercise of options, vesting of restricted stock units, including those options and restricted stock units currently outstanding and those granted in the future, the issuance of restricted stock or other equity awards under our stock incentive plans, or upon conversion of any convertible securities that may be issued in the future. In addition, in the past, we have issued options to acquire common stock at prices significantly below the offering price and have granted restricted stock units. To the extent these outstanding options are ultimately exercised or these restricted stock units vest, you will incur additional dilution.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

S-9

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-10

Additional Risks Related to Our Operations in China

Due to our operations in China, we face various legal and operational risks and uncertainties related to being based in and having significant operations in China, and therefore are subject to risks associated with doing business in China generally. Risks and uncertainties related to doing business in China could result in a material adverse change in our operations in China and/or the value of the securities we are registering for sale, and may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Such risks and uncertainties include the following:

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to various degrees of interpretation and discretion by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and are not always uniform and predictable. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have different degrees of discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

The PRC government exerts substantial influence over the manner in which we conduct our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of the securities we are offering.

A portion of our business is conducted in the PRC, and are governed by PRC laws, rules and regulations. The PRC government exerts substantial influence over the manner in which we conduct our business, and may intervene in or influence our operations at any time. The PRC government has recently published new policies that substantially affected certain industries. We cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations, which could result in a material adverse change in our operation in China and/or the value of our securities. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

The Chinese government has exerted more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more details, see “— The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.”

S-11

A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to companies with operations in emerging markets upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the Holding Foreign Companies Accountable Act. In the announcement, the SEC clarified that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also stated that the SEC staff was actively assessing how best to implement the other requirements of the Holding Foreign Companies Accountable Act, including the identification process and the trading prohibition requirements.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments were effective on January 10, 2022. The SEC began to identify and list Commission-Identified Issuers on its website shortly after registrants began filing their annual reports for 2021.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong.

On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary.

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Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. The inability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of PRC that are subject to the PCAOB inspections, which could cause investors and potential investors in our Common stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, TAAD LLP, is headquartered in the United States, and, as a PCAOB-registered public accounting firm, it is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. TAAD LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to the PCAOB’s determination of having been unable to inspect or investigate completely. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, our common stock may be delisted from or prohibited from trading on a national securities exchange.

The recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us. Furthermore, the Consolidated Appropriations Act reduces the period for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading, and this ultimately could result in our common stock being delisted by an exchange.

The approval or record filing of the CSRC, CAC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in PRC based issuers. The PRC has recently promulgated new rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that will significantly tighten oversight over PRC-based internet giants. The Measures for Cybersecurity Review (2021 version) was promulgated on December 28, 2021 and became effective on February 15, 2022. These measures specify that any “online platform operators” controlling the personal information of more than one million users which seek to list on a foreign stock exchange are subject to prior cybersecurity review.

On November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators shall apply for a cybersecurity review by the relevant Cyberspace Administration of the PRC under certain circumstances, such as (i) mergers, restructurings, and divisions of Internet platform operators that hold large amount of data relating to national security, economic development, or public interest which affects or may affect the national security, (ii) overseas listings of data processors that process personal data for more than one million individuals, (iii) Hong Kong listings of data processors that affect or may affect national security, and (iv) other data processing activities that affect or may affect the national security. The deadline for public comments on the Security Administration Draft was December 13, 2021.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

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On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

Our business in China does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC . As of the date of this prospectus, we have not received any notice from any authorities identifying the operating entities as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CAC could significantly limit our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On February 17, 2023, the CSRC released Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies with five interpretive guidelines (the “Trial Measures”), which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer and list securities in overseas markets, either in direct or indirect overseas offering, shall fulfill the filing procedure with the CSRC and report relevant information to the CSRC. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Any overseas offering and listing made by an issuer that meets both the following conditions will be deemed an indirect offering and listing in an overseas market and, therefore, be subject to filing requirement: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies (the “Financial Condition”); and (ii) the main parts of the issuer’s business activities are conducted in the Mainland China, or its main places of business are located in the Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Mainland China (the “Business Condition”). The determination as to whether or not an overseas offering and listing by domestic companies is indirect shall be made on substance over form basis.

Approximately 49% of our revenues for the year ended December 31, 2024, and less than 5% of our revenues for the quarter ended June 30, 2025, were derived from natural gas trading operations in China, and less than 5% of our revenues currently are derived from natural gas trading operations in China. As of the date of this prospectus, as advised by Beijing DeHeng Law Offices (“DeHeng”), we believe none of Clean Energy Technologies, Inc., any of the PRC Subsidiaries or the Shuya are required to obtain the approval from, or complete the filing with, the CSRC for this offering. DeHeng has advised us that the Business Condition under the Trial Measures is not met because (i) three out of the four principal business activities of the Company, namely the Waste Heat Recovery Solutions, Waste to Energy Solutions, and the Engineering, Consulting and Project Management Solutions, are conducted outside mainland China; (ii) the principal places of business of the above business activities are located outside mainland China; and (iii) none of the key management personnel in charge of the business operations and management of the Company is a PRC citizen or has his or her usual place of residence located in mainland China. Due to the fact that the Business Condition and the Financial Condition are both required to be met to constitute an indirect listing as prescribed by the Trial Measures, DeHeng has advised us that we do not need to fulfil the CSRC filing procedure. Thus, none of Clean Energy Technologies, Inc., any of our PRC Subsidiaries or Shuya have submitted an application for approval for this offering with the CSRC pursuant to the Trial Measures. However, as the Trial Measures was newly published, there are substantial uncertainties as to the implementation and interpretation, and the CSRC may take a view that is contrary to our understanding of the Trial Measures. If either Clean Energy Technologies, Inc., Shuya or our PRC Subsidiaries are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any failure by us to comply with such filing requirements under the Trial Measures may result in rectification, warnings, and a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries or Shuya, which could adversely and materially affect our business operations and financial outlook and could cause the value of our common stock to significantly decline or, in extreme cases, become worthless.

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On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which come into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, we are not subject to the approval to the competent authorities since we do not possess any documents or materials involving state secrets and work secrets of PRC government agencies.

We have been closely monitoring regulatory developments in the PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, CAC, or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

China’s Anti-Monopoly Law, M&A rules and certain other PRC laws and regulations also establish complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions in China.

A number of regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the M&A rules require that the Ministry of Commerce, or the MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

The approval from the MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly authority under the State Council when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 and amended in September 2018, is triggered. In addition, the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Rule issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

Furthermore, on December 19, 2020, the National Development and Reform Commission, or the NDRC, and MOFCOM promulgated the Measures for Security Review of Foreign Investment, or the Foreign Investment Security Review Measures, which took effect on January 18, 2021. Under the Foreign Investment Security Review Measures, investment in certain key areas which results in acquiring the actual control of the assets is required to obtain approval from designated governmental authorities in advance. We may grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the new regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, the State Administration for Industry and Commerce and other governmental authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

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Our PRC Subsidiaries and Shuya are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements in the future.

We may need dividends and other distributions on equity from our PRC Subsidiaries or Shuya to satisfy our liquidity requirements. Current PRC regulations permit our PRC Subsidiaries and Shuya to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, such companies are required to set aside at least 10% of their accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Our PRC Subsidiaries or Shuya may also, at the respective subsidiary’s discretion, allocate a portion of its after-tax profits based on its articles of association and PRC accounting standards to certain reserve funds. These reserves are not distributable as cash dividends. Furthermore, if our PRC Subsidiaries or Shuya incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Subsidiaries or Shuya to distribute dividends or to make payments to us may restrict our ability to satisfy our future liquidity requirements.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. If we are deemed by the PRC tax authorities as a PRC tax resident enterprise for tax purposes, any dividends we pay to our non-PRC resident shareholders may be regarded as China-sourced income and as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be reduced to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends to be paid by our subsidiaries in mainland China to our Hong Kong subsidiary, Clean Energy Technologies (H.K.) Limited.

We can give no assurance that we will declare dividends of any amounts, at any rate or at all in the future. The declaration of future dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements, general financial conditions, legal and contractual restrictions and other factors that our board of directors may deem relevant.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC Subsidiaries or Shuya.

We are a U.S. based company conducting a portion of our operations in China. We may make loans to our PRC subsidiaries or Shuya subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our subsidiaries in China and Hong Kong. Any loans to our wholly foreign-owned subsidiaries in mainland China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries and Shuya or with respect to future capital contributions by us to our PRC Subsidiaries and Shuya. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our Chinese operations may be negatively affected.

Fluctuations in exchange rates could have an effect on the results of operations of our PRC Subsidiaries and Shuya.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future which may impact the profitability of our operations in China.

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We may once again in the future rely on contractual arrangements to obtain control of a VIE, which may not be as effective in providing operational control as direct ownership.

On January 1, 2023, we entered into the CAA with SSET and Xiangyueheng, two other shareholders of Shuya, wherein the three parties agreed to vote in unison at the shareholders’ meeting of Shuya to consolidate the controlling position of the three parties in Shuya. We relied on such contractual arrangement to gain effective control of Shuya and consolidated Shuya into our consolidated financial statements effective on or after January 1, 2023. After the termination of such contractual arrangements on January 1, 2024, we no longer consolidate Shuya into our consolidated financial statements. See “Prospectus Summary – Corporate Information” for details. However, in the event that we once again employ a similar VIE structure in the future, you should be aware that a controlling financial interest through contractual arrangements is not considered as equal to equity interest and this structure involves unique risks to investors. If we had more than 50% equity ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the contractual arrangement, we relied on the performance by the other external parties of their obligations under the contract to exercise control over the VIE. The other parties may not perform their obligations under the contract. All of such contractual arrangements are governed by and interpreted in accordance with PRC laws, and disputes arising from these contractual arrangements will be resolved through arbitration or litigation in the PRC. There remain significant uncertainties regarding the outcome of arbitration or litigation. These uncertainties could limit our ability to enforce the contractual arrangement. In the event we are unable to enforce the terms of contractual arrangement or we experience significant delays or other obstacles in the process of enforcing such agreement, we may not be able to exert control over the VIE and may lose control over the assets owned by the VIE. Our financial performance may be materially and adversely affected as a result and we may not be eligible to consolidate the financial results of the VIE into our consolidated financial results.

We are not currently in compliance with Nasdaq’s minimum bid price listing requirement; if we are not able to regain compliance with Nasdaq’s listing requirements within the time periods permitted by Nasdaq, our common stock may be delisted, which would likely impair our ability to raise capital and could constitute an event of default under our outstanding promissory notes.

On November 5, 2024, the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Nasdaq listing rules require listed securities to maintain a minimum bid price of $1.00 per share, and, based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company no longer met this requirement. The Nasdaq rules initially provided the Company a compliance period of 180 calendar days from the date of the notice (or until May 5, 2025) in which to regain compliance with the Minimum Bid Price Requirement. On May 7, 2025, Nasdaq granted the Company an additional 180-day extension (or until November 3, 2025) to regain compliance with the Minimum Bid Price Requirement.

On January 8, 2025, the Company received a written notice from Nasdaq indicating that the Company was not in compliance with Nasdaq’s annual shareholder meeting requirement as set forth in Listing Rules 5620(a) and 5810(c)(2)(G) (the “Annual Shareholder Meeting Requirement”). The Nasdaq listing rules require the Company to have an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, and the Company has not had an annual meeting within twelve months of the Company’s 2023 fiscal year end as required. The Nasdaq rules provided the Company 45 calendar days to submit a plan to regain compliance with the Annual Shareholder Meeting Requirement. The Company submitted such plan as required, and on February 27, 2025, Nasdaq provided the Company an extension of until June 3, 2025, to regain compliance with the Annual Shareholder Meeting Requirement. On April 30, 2025, the Company held its annual meeting of shareholders, and the Company regained compliance with the Annual Shareholder Meeting Requirement.

There is no guarantee that the Company will be able to regain compliance with the Minimum Bid Price Requirement. If the Company’s common stock ultimately were to be delisted for any reason, including because the Company cannot regain compliance with the Minimum Bid Price Requirement, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees. Additionally, delisting of the Company’s common stock from the Nasdaq Capital Market could constitute an event of default under its outstanding convertible promissory notes, resulting in those notes becoming immediately due and payable, and resulting in default penalties being applied to those notes.

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Forward-Looking Statements

This prospectus supplement and the information incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as our business, business strategy, products and services we may offer in the future, the outcome and impact of litigation, the timing and results of future regulatory filings, our ability to collect from major customers, our sales and marketing strategy and capital outlook, our estimates regarding our capital requirements, future expenses and need for additional financing, our use of the net proceeds from any offering and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus supplement, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement or in any subsequent prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

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Use of Proceeds

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including but not limited to, for capital expenditure and general and administrative expenses.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of any partnering efforts, any strategic transactions in which we may engage, and the competitive environment for our product. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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Dilution

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the price per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2025 was approximately $0.3 million, or $0.01 per share.

After giving effect to the sale of our common stock during the remaining term of the Sales Agreement in the aggregate amount of $25 million at an assumed offering price of $0.251 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 22, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2025 would have been $4.89 million, or $0.07 per share of common stock. This represents an immediate increase in the net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.18 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share	$0.25
Net tangible book value per share as of March 31, 2025	0.01
Increase in net tangible book value per share attributable to this offering	0.06
Pro Forma, as adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering	$0.07
Dilution per share to new investors purchasing shares in this offering	$0.18

The above discussion and table are based on 65,776,161 shares of our common stock issued and outstanding as of July 22, 2025, including the following shares of common stock issued after March 31, 2025:

●	7,074,309 shares of common stock issued upon the conversion of outstanding convertible notes in May, June and July of 2025;

●	10,731,704 shares of common stock issued for equity financing in May 2025; and

●	305,000 shares of common stock issued for debt inducement during the second and third quarters of 2025.

To the extent that options outstanding as of March 31, 2025, have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition or in-licensing opportunities, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Plan of Distribution

We have entered into the Sales Agreement with Roth Capital Partners, LLC, under which we may issue and sell shares of our common stock from time to time up to an aggregate sales price of $25,000,000 through or to the Sales Agent. The Sales Agreement is filed as Exhibit 1.2 to our registration statement on Form S-3 of which this prospectus supplement forms a part, and is incorporated by reference in this prospectus supplement. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify a Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed such Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement between us and the Sales Agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to up to 3.0% of the gross proceeds we receive from the sales of our common stock. In addition, we have agreed to reimburse the Sales Agent for their reasonable and documented out-of-pocket expenses, including fees and disbursements of their counsel, in an amount not to exceed $35,000 initially, plus an additional amount of up to $5,000 per quarter thereafter. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $36,070.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M under the Exchange Act, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The Sales Agent and their affiliates have provided, and may in the future provide, various investment banking and other financial services for us. They have received, or may in the future receive, customary fees and commissions for these transactions.

S-21

Legal Matters

Brunson Chandler & Jones, PLLC, will issue an opinion about certain legal matters with respect to the validity of the common stock offered by this prospectus supplement. The Sales Agent is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

Experts

The financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the report of TAAD LLP, independent registered public accountant, upon the authority of the firm as an expert in accounting and auditing.

Where You Can Find More Information

This prospectus supplement, which constitutes a part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and the exhibits filed as part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus supplement, any applicable prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, any applicable subsequent prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, any applicable subsequent prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may obtain a copy of these filings at no cost by writing us at the following address: Clean Energy Technologies, Inc., 1340 Reynolds Ave., Unit 120, Irvine, California 92614, Attention: Corporate Secretary. We also maintain a website at www.heatrecoverysolutions.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

S-22

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the documents listed below:

●	our Annual Report (Amendment No. 2) on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on June 9, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 20, 2025;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 8, 2024, February 7, 2024, March 7, 2024, March 20, 2024, May 1, 2024, June 24, 2024, June 26, 2024, August 27, 2024, September 6, 2024, September 13, 2024, October 3, 2024, October 18, 2024, November 8, 2024, November 14, 2024, December 4, 2024, December 11, 2024, January 10, 2025, January 22, 2025, March 4, 2025, April 10, 2025, April 24, 2025, May 7, 2025, May 12, 2025, May 22, 2025, June 5, 2025, and July 23, 2025.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

Clean Energy Technologies, Inc.

1340 Reynolds Ave., Unit 120

Irvine, California 92614

Attention: Corporate Secretary

(949) 273-4990

S-23

$25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

[  ], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$11,070
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Printing and miscellaneous expenses		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

II-1

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The Articles of Incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751) and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The Articles of Incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Company in its Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, the Company has entered into indemnification arrangements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such arrangements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification arrangements with any new directors and executive officers in the future.

II-2

Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement (included as exhibit 1.1 to the Form S-1/A filed on January 31, 2023).

1.2	Sales Agreement, dated October 6, 2023, by and between the Registrant and Roth Capital Partners, LLC (included as exhibit 1.2 to the Form S-3/A filed on March 13, 2025).

3.1	Articles of Incorporation (included as exhibit 3.1 to the Form SB-2/A filed on June 10, 2005).

3.2	Certificate of Amendment of Articles of Incorporation, dated November 13, 2015, filed with the Nevada Secretary of State (included as exhibit 3.1 to our Current Report on Form 8-K filed January 12, 2016).

3.3	Amended and Restated Articles dated June 30, 2016, filed with the Nevada Secretary of State (included as exhibit 3.1 to our Current Report on Form 8-K dated July 6, 2016).

3.4	Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on August 23, 2017 (included as exhibit 10.01 to the Form 8-K filed on August 28, 2017).

3.5	Form of Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on July 26, 2019 (included as Appendix A to the Definitive Schedule 14C filed on June 3, 2019)

3.6	Amended Bylaws (included as exhibit 3.03 to our Current Report on Form 8-K dated February 15, 2018)

3.7	Amendment to Articles of Incorporation of filed with the Secretary of State of the State of Nevada on January 9, 2023 (effective as of January 9, 2023) (included as exhibit 3.7 to the Form 8-K filed on January 19, 2023)

3.8	Amended and Restated Bylaws (included as exhibit 3.8 to the Form S-1/A filed on January 31, 2023).

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4.1	Voting Agreement, dated February 13, 2018, by and among, the Corporation, ETI IV, Kambiz Mahdi, John Bennett and The Kambiz & Bahareh Mahdi Living Trust (included as exhibit 4.04 to the Form 8-K filed on February 15, 2018 ).

4.2	Description of Securities (included as Exhibit 4.13 of the Annual Report on Form 10-K filed on May 28, 2020).

4.3	Subscription Agreement (included as exhibit 4.13 to the Form 1-A/A filed on December 19, 2019).

4.4	Form of Representative Warrant (included as exhibit 4.14 to the Form S-1/A filed on January 31, 2023).

5.1	Legal Opinion of Brunson Chandler & Jones, PLLC as to the legality of the shares being offered (included as Exhibit 5.1 to Form S-3/A filed on June 23, 2025).

10.1	Translated Form of Strategic Cooperation Framework Agreement between Shenzhen Gas between Shenzhen Gas (Hong Kong) International Co., Limited and Leading Wave Limited, dated August 20, 2021 (included as exhibit 10.136 to Form 10-K filed on April 15, 2022).

10.2	Translated Form of 12% Convertible Promissory Note of Chengdu Rongjun Enterprise Consulting Co., Ltd to Jiangsu Huanya Jieneng New Energy Co., Ltd. Yuan 5,000,000 (included as exhibit 10.137 to the Form 10-K filed on April 15, 2022).

10.3	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated May 6, 2022 (included as exhibit 10.138 to the Form 8-K filed on May 9, 2022).

10.4	Form of $750,000 Convertible Promissory Note dated May 6, 2022 (included as exhibit 10.139 to the Form 8-K filed on May 9, 2022).

10.5	Form of Jefferson Warrant (included as Exhibit 10.144 of the Company on Form 8-K filed on August 16, 2022).

10.6	Form of $750,000 Convertible Promissory Note dated August 17, 2022 (included as Exhibit 10.145 of the Company on Form 8-K filed on August 26, 2022).

10.7	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated September 16, 2022 (included as Exhibit 10.151 of the Company on Form 8-K filed on September 23, 2022).

10.8	Form of $300,000 Convertible Promissory Note dated September 23, 2022 (included as Exhibit 10.152 to the Form 8-K filed on September 23, 2022).

10.9	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated October 25, 2022 (included as Exhibit 10.154 of the Company on Form 8-K filed on October 28, 2022).

10.10	Form of Promissory Note dated October 25, 2022 (included as Exhibit 10.155 of the Company on Form 8-K filed on October 28, 2022).

10.11	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated November 10, 2022 (included as Exhibit 10.157 of the Company on Form 8-K filed on November 22, 2022).

10.12	Form of Promissory Note dated November 10, 2022 (included as Exhibit 10.158 of the Company on Form 8-K filed on November 22, 2022).

II-4

10.13	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending, LLC dated December 5, 2022 (included as Exhibit 10.160 of the Company on Form 8-K filed on December 12, 2022).

10.14	Form of Promissory Note dated December 5, 2022 (included as Exhibit 10.161 of the Company on Form 8-K filed on December 12, 2022).

10.15	Form of Operating Agreement between CETY Capital LLC and Synergy Bioproducts Corporation, dated December 14, 2022 (included as Exhibit 10.162 of the Company on Form 8-K filed on December 15, 2022).

10.16	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated December 26, 2022 (included as Exhibit 10.163 of the Company on Form 8-K filed on January 3, 2023).

10.17	Form of $123,000 Convertible Promissory Note dated December 26, 2022 (included as Exhibit 10.164 of the Company on Form 8-K filed on January 3, 2023).

10.18	Translated Form of Concerted Action Agreement between Jiangsu Huanya New Energy Co., Ltd., Sichuan Shunengwei Energy Technology Limited, and Chengdu Xiangyueheng Enterprise Management Co., Ltd., dated January 1, 2023 (included as Exhibit 10.18 on Form S-3/A filed on May 10, 2024).

10.19	Translated Form of Agreement on the Termination of the Concerted Action Agreement between Jiangsu Huanya Jieneng New Energy Co., Ltd., Sichuan Shunengwei Energy Technology Limited, and Chengdu Xiangyueheng Enterprise Management Co., Ltd., dated January 1, 2024 (included as Exhibit 10.19 on Form S-3/A filed on May 10, 2024).

10.20	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated January 19, 2023 (included as Exhibit 10.166 of the Company on Form 8-K filed on January 25, 2023).

10.21	Form of $187,000 Convertible Promissory Note dated January 19, 2023 (included as Exhibit 10.167 of the Company on Form 8-K filed on January 25, 2023).

10.22	Form of Calvin Pang Employment Agreement (included as Exhibit 10.169 of the Company on Form S-1/A filed on February 14, 2023).

10.23	Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC, dated February 10, 2023 (included as Exhibit 10.170 of the Company on Form S-1/A filed on March 2, 2023).

10.24	Form of $258,521 Promissory Note of Clean Energy Technologies to 1800 Diagonal Lending LLC, February 10, 2023 (included as Exhibit 10.171 of the Company on Form S-1/A filed on March 2, 2023).

10.25	Form of Master Services Agreement between RPG Global LLC and Clean Energy Technologies, Inc. (included as Exhibit 10.172 of the Company on Form S-1/A filed on March 2, 2023).

10.26	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated March 8, 2023 (included as Exhibit 10.173 of the Company on Form 8-K filed on March 15, 2023).

10.27	Form of $734,000 Convertible Promissory Note dated March 8, 2023 (included as Exhibit 10.174 of the Company on Form 8-K filed on March 15, 2023).

10.28	Form of Warrant (included as Exhibit 10.175 of the Company on Form 8-K filed on March 15, 2023)

10.29	Form of $135,005 Promissory Note of Clean Energy Technologies to 1800 Diagonal Lending LLC, March 6, 2023 (included as Exhibit 10.176 to Form S-1 filed on March 20, 2023)

10.30	Form of Securities Purchase Agreement, dated as of March 6, 2023 between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC (included as Exhibit 10.1 to Form S-1 filed on March 20, 2023).

10.31	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated July 18, 2023 (included as Exhibit 10.1 to Form 8-K filed on July 21, 2023).

10.32	Convertible Promissory Note dated July 18, 2023 (included as Exhibit 10.2 to Form 8-K filed on July 21, 2023).

10.33	Exchange Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P., dated November 8, 2023 (included as Exhibit 10.1 to Form 8-K filed on November 15, 2023)

10.34	Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC dated December 21, 2023 (included as Exhibit 10.1 to Form 8-K filed on December 27, 2023)

10.35	Securities Purchase Agreement between Clean Energy Technologies, Inc. and FirstFire Global Opportunities Fund, LLC, dated January 3, 2024 (included as Exhibit 10.1 to Form 8-K filed on January 8, 2024)

10.36	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Coventry Enterprises LLC, dated February 2, 2024 (included as Exhibit 10.1 to Form 8-K filed on February 7, 2024).

10.37	Convertible Promissory Note, dated February 2, 2024 (included as Exhibit 10.2 to Form 8-K filed on February 7, 2024)

10.38	Securities Purchase Agreement between Clean Energy Technologies, Inc. and FirstFire Global Opportunities Fund, LLC, dated March 4, 2024 (included as Exhibit 10.1 to Form 8-K filed on March 7, 2024).

10.39	Convertible Promissory Note, dated March 4, 2024 (included as Exhibit 10.2 to Form 8-K filed on March 7, 2024).

10.40	Form of Subscription Agreement between Clean Energy Technologies, Inc. and certain investors, dated March 15, 2024 (included as Exhibit 10.1 to Form 8-K filed on March 20, 2024).

10.41	Form of Subscription Agreement between Clean Energy Technologies, Inc. and certain investors, dated June 18, 2024 (included as Exhibit 10.1 to Form 8-K filed on June 24, 2024).

10.42	Form of Loan Agreement between Vermont Renewable Gas LLC, FPM Development LLC and Evergreen Credit Facility I LLP, dated June 21, 2024 (included as Exhibit 10.1 to Form 8-K filed on June 26, 2024).

10.43	Form of Corporate Guarantee between Clean Energy Technologies, Inc., FPM Development LLC and Evergreen Credit Facility I LLP, dated June 21, 2024 (included as Exhibit 10.2 to Form 8-K filed on June 26, 2024).

10.44	Form of Right to Conversion Agreement between Clean Energy Technologies, Inc., FPM Development LLC and Evergreen Credit Facility I LLP, dated June 21, 2024 (included as Exhibit 10.3 to Form 8-K filed on June 26, 2024).

10.45	Form of Right to Conversion Agreement between Clean Energy Technologies, Inc. and AMEC Business Advisory Pte. Ltd., dated June 21, 2024 (included as Exhibit 10.4 to Form 8-K filed on June 26, 2024).

10.46	Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC, dated August 22, 2024 (included as Exhibit 10.1 to Form 8-K filed on August 27, 2024).

10.47	Convertible Promissory Note, dated August 22, 2024 (included as Exhibit 10.2 to Form 8-K filed on August 27, 2024).

10.48	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Coventry Enterprises LLC, dated September 2, 2024 (included as Exhibit 10.1 to Form 8-K filed on September 6, 2024).

10.49	Convertible Promissory Note, dated September 2, 2024 (included as Exhibit 10.2 to Form 8-K filed on September 6, 2024).

10.50	Form of Amendment #1 to Note, entered into on September 10, 2024, between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. (included as Exhibit 10.1 to Form 8-K filed on September 13, 2024).

10.51	Form of Securities Purchase Agreement, entered into on September 10, 2024, between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. (included as Exhibit 10.2 to Form 8-K filed on September 13, 2024).

10.52	Form of the Convertible Promissory Note, entered into on September 10, 2024, between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. (included as Exhibit 10.3 to Form 8-K filed on September 13, 2024).

10.53	Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC, dated September 30, 2024 (included as Exhibit 10.1 to Form 8-K filed on October 3, 2024).

10.54	Convertible Promissory Note, dated September 30, 2024 (included as Exhibit 10.2 to Form 8-K filed on October 3, 2024).

10.55	Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC, dated October 15, 2024 (included as Exhibit 10.1 to Form 8-K filed on October 18, 2024).

10.56	Convertible Promissory Note, dated October 15, 2024 (included as Exhibit 10.2 to Form 8-K filed on October 18, 2024).

10.57	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Coventry Enterprises LLC, dated November 8, 2024 (included as Exhibit 10.1 to Form 8-K filed on November 14, 2024).

10.58	Convertible Promissory Note, dated November 8, 2024 (included as Exhibit 10.2 to Form 8-K filed on November 14, 2024).

10.59	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Lucas Ventures, LLC, dated November 29, 2024 (included as Exhibit 10.1 to Form 8-K filed on December 4, 2024).

10.60	Convertible Promissory Note, dated November 29, 2024 (included as Exhibit 10.2 to Form 8-K filed on December 4, 2024).

10.61	Equity Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P., dated December 5, 2024 (included as Exhibit 10.1 to Form 8-K filed on December 11, 2024).

10.62	Common Stock Purchase Warrant, dated December 5, 2024, by Clean Energy Technologies, Inc. to Mast Hill Fund, L.P. (included as Exhibit 10.2 to Form 8-K filed on December 11, 2024).

10.63	Registration Rights Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P., dated December 5, 2024 (included as Exhibit 10.3 to Form 8-K filed on December 11, 2024).

10.64	Amendment #2 to Note, entered into on December 11, 2024, between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. (included as Exhibit 10.3 to Form 8-K filed on December 16, 2024).

10.65	Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC, dated December 12, 2024 (included as Exhibit 10.1 to Form 8-K filed on December 16, 2024).

10.66	Convertible Promissory Note, dated December 12, 2024 (included as Exhibit 10.2 to Form 8-K filed on December 16, 2024).

10.67	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P., dated January 16, 2025 (included as Exhibit 10.1 to Form 8-K filed on January 22, 2025).

10.68	Convertible Promissory Note, dated January 16, 2025 (included as Exhibit 10.2 to Form 8-K filed on January 22, 2025).

10.69	Common Stock Purchase Warrant, dated January 16, 2025, by Clean Energy Technologies, Inc. to Mast Hill Fund, L.P. (included as Exhibit 10.3 to Form 8-K filed on January 22, 2025).

10.70	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P., dated February 27, 2025 (included as Exhibit 10.1 to Form 8-K filed on March 4, 2025).

10.71	Convertible Promissory Note, dated February 27, 2025 (included as Exhibit 10.2 to Form 8-K filed on March 4, 2025).

10.72	Common Stock Purchase Warrant, dated February 27, 2025, by Clean Energy Technologies, Inc. to Mast Hill Fund, L.P. (included as Exhibit 10.3 to Form 8-K filed on March 4, 2025).

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10.73	Amendment to Promissory Note, dated December 23, 2024, by Clean Energy Technologies, Inc. and Coventry Enterprises LLC (included as Exhibit 10.73 to Form S-3/A filed on March 13, 2025)

10.74	Securities Purchase Agreement between Clean Energy Technologies, Inc. and Pacific Pier Capital II, LLC, dated April 4, 2025 (included as Exhibit 10.1 to Form 8-K filed on April 10, 2025).

10.75	Promissory Note, dated April 4, 2025 (included as Exhibit 10.2 to Form 8-K filed on April 10, 2025).

10.76	Securities Purchase Agreement, dated April 22, 2025, between Clean Energy Technologies, Inc. and Pacific Pier Capital II, LLC (included as Exhibit 10.1 to Form 8-K filed on April 24, 2025).

10.77	Promissory Note, dated April 22, 2025 (included as Exhibit 10.2 to Form 8-K filed on April 24, 2025).

10.78	Form of Subscription Agreement dated May 6, 2025 (included as Exhibit 10.1 to Form 8-K filed on May 7, 2025).

10.79	Securities Purchase Agreement, dated May 8, 2025, between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC (included as Exhibit 10.1 to Form 8-K filed on May 12, 2025).

10.80	Promissory Note, dated May 8, 2025 (included as Exhibit 10.2 to Form 8-K filed on May 12, 2025).

10.81	Securities Purchase Agreement, dated May 19, 2025, entered into between the Company and Lucas Ventures, LLC (included as Exhibit 10.1 to Form 8-K filed on May 22, 2025).

10.82	Convertible Promissory Note, dated May 19, 2025, issued by the Company to Lucas Ventures, LLC (included as Exhibit 10.2 to Form 8-K filed on May 22, 2025).

10.83	Securities Purchase Agreement, dated June 3, 2025, entered into between the Company and Mast Hill Fund, L.P. (included as Exhibit 10.1 to Form 8-K filed on June 5, 2025).

10.84	Convertible Promissory Note, dated June 3, 2025, issued by the Company to Mast Hill Fund, L.P. (included as Exhibit 10.2 to Form 8-K filed on June 5, 2025).

10.85	Securities Purchase Agreement, dated July 18, 2025, entered into between the Company and Firstfire Global Opportunities Fund, LLC (included as Exhibit 10.1 to Form 8-K filed on July 23, 2025).

10.86	Senior Promissory Note, dated July 18, 2025, issued by the Company to Firstfire Global Opportunities Fund, LLC (included as Exhibit 10.2 to Form 8-K filed on July 23, 2025).

14.1	Code of Ethics (included as exhibit 14.1 to the Form 10-KSB on April 17, 2006).

14.2	Amended and Restated Code of Business Conduct and Ethics, adopted September 23, 2011 (included as exhibit 14.1 to the Form 8-K filed on September 29, 2011).

21.1	List of subsidiaries of the Company (included as Exhibit 21.1 to Form 10-K filed on April 17, 2023).

23.1*	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1).

23.2*	Consent of TAAD, LLP, Independent Registered Accounting Firm.

23.3*	Consent of Beijing DeHeng Law Offices.

24.1*	Power of Attorney (included on signature page).

107	Filing Fee Table (included as Exhibit 107 to Form S-3/A filed on June 23, 2025).

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 28th day of July, 2025.

CLEAN ENERGY TECHNOLOGIES, INC.

By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer
Date:	July 28, 2025

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title

/s/ Kambiz Mahdi		Chief Executive Officer and Director
By:	Kambiz Mahdi	(principal executive officer)
Date:	July 28, 2025

/s/ Calvin Pang		Chief Financial Officer and Director
By:	Calvin Pang	(principal financial officer)
Date:	July 28, 2025

/s/ Ted Hsu		Director
By:	Ted Hsu
Date:	July 28, 2025

/s/ Lauren Morrison		Director
By:	Lauren Morrison
Date:	July 28, 2025

/s/ Xiaotian Xiao		Director
By:	Xiaotian Xiao
Date:	July 28, 2025

* Kambiz Mahdi hereby signs this Amendment No. 6 to the registration statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to powers of attorney included in the Registration Statement on Form S-3 of Clean Energy Technologies, Inc. filed with the Securities and Exchange Commission on July 28, 2025 .

*By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Attorney-In-Fact

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